                                                                   Exhibit T3C-1

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                            REPTRON ELECTRONICS, INC.

                          SENIOR SECURED NOTES DUE 2009

                      -----------------------------------

                                    INDENTURE

                       DATED AS OF ________________, 2004

                      -----------------------------------

                                 HSBC BANK USA,

                                   AS TRUSTEE

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          NOTES TO TAX EXAMINER: THIS INSTRUMENT AND THE EXIT FINANCING
       PROVIDED IN ACCORDANCE THEREWITH IS: (1) DONE PURSUANT TO THE PLAN
          OF REORGANIZATION (THE "PLAN") OF REPTRON ELECTRONICS, INC.,
       CONFIRMED ON OR ABOUT JANUARY 14, 2004, BY JUDGE PAUL HYMAN OF THE
       UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF FLORIDA
           IN ACCORDANCE WITH SECTION 1129 OF THE BANKRUPTCY CODE; (2) ESSENTIAL TO CONFIRMATION OF THE PLAN; AND (3) NECESSARY TO
       CONSUMMATE AND IMPLEMENT THE CONFIRMED PLAN AND THE DEBTOR REPTRON
       ELECTRONICS, INC IS A PARTY TO THIS TRANSACTION. AS SUCH, PURSUANT
         TO THE PROVISIONS OF SECTION 1146(C) OF THE BANKRUPTCY CODE, NO
          DOCUMENTARY STAMP TAX IS DUE ON THIS INSTRUMENT. FURTHER, IN
           ACCORDANCE WITH SECTION 1146(C) OF THE BANKRUPTCY CODE, NO
             NON-RECURRING INTANGIBLE TAX IS DUE ON THIS INSTRUMENT.

          NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND
       SECURITY INTEREST GRANTED TO THE TRUSTEE PURSUANT TO THIS AGREEMENT
      AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE TRUSTEE HEREUNDER ARE
        SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AND SUBORDINATION
      AGREEMENT, DATED AS OF __________, 2004 (AS AMENDED, SUPPLEMENTED OR
          OTHERWISE MODIFIED FROM TIME TO TIME, THE "INTERCREDITOR AND
      SUBORDINATION AGREEMENT"), AMONG REPTRON ELECTRONICS, INC., CONGRESS
       FINANCIAL CORPORATION (FLORIDA), AS AGENT, AND HSBC BANK USA, A NEW
       YORK BANKING CORPORATION, AS TRUSTEE. IN THE EVENT OF ANY CONFLICT
       BETWEEN THE TERMS OF THE INTERCREDITOR AND SUBORDINATION AGREEMENT
      AND THIS AGREEMENT, THE TERMS OF THE INTERCREDITOR AND SUBORDINATION
                             AGREEMENT SHALL GOVERN.

                                TABLE OF CONTENTS

                                    ARTICLE I

                   Definitions and Incorporation by Reference

1.01.    Definitions ....................................................................       1
1.02.    Other Definitions ..............................................................      20
1.03.    Incorporation by Reference of Trust Indenture Act ..............................      20
1.04.    Rules of Construction ..........................................................      21

                                   ARTICLE II

                                    The Notes

2.01.    Amount of Notes ................................................................      21
2.02.    Form and Dating ................................................................      21
2.03.    Execution and Authentication ...................................................      22
2.04.    Registrar and Paying Agent, Depositary .........................................      22
2.05.    Paying Agent to Hold Money in Trust ............................................      23
2.06.    Holder Lists ...................................................................      24
2.07.    Transfer and Exchange ..........................................................      24
2.08.    Replacement Notes ..............................................................      28
2.09.    Outstanding Notes ..............................................................      28
2.10.    Temporary Notes ................................................................      29
2.11.    Cancellation ...................................................................      29
2.12.    Payment of Interest; Defaulted Interest ........................................      29
2.13.    CUSIP Numbers ..................................................................      30
2.14.    Computation of Interest ........................................................      30

                                   ARTICLE III

                                   Redemption

3.01.    Notices to Trustee .............................................................      30
3.02.    Selection of Notes To Be Redeemed ..............................................      30
3.03.    Notice of Redemption ...........................................................      30
3.04.    Effect of Notice of Redemption .................................................      31
3.05.    Deposit of Redemption Price ....................................................      31
3.06.    Notes Redeemed in Part .........................................................      32

                                   ARTICLE IV

                                    Covenants

4.01.    Payment of Notes ...............................................................      32
4.02.    Commission Reports .............................................................      32
4.03.    Limitation on Incurrence of Additional Indebtedness ............................      32

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
4.04.    Limitation on Restricted Payments ..............................................      35
4.05.    Limitation on Restrictions on Distributions from Restricted Subsidiaries .......      38
4.06.    Limitation on Sales of Assets and Subsidiary Stock .............................      39
4.07.    Limitation on Transactions with Affiliates .....................................      42
4.08.    Repurchase of Notes at the Option of the Holder Upon a Change of Control .......      43
4.09.    Compliance Certificate .........................................................      44
4.10.    Sale/Leaseback Transactions ....................................................      44
4.11.    Additional Note Guarantees and Liens ...........................................      45
4.12.    Limitation on Lines of Business ................................................      46
4.13.    Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries .      46
4.14.    Limitation on Liens ............................................................      47
4.15.    Further Instruments and Acts ...................................................      47

                                    ARTICLE V

                                Successor Company

5.01.    When Company May Merge or Transfer Assets ......................................      47

                                   ARTICLE VI

                         Events of Defaults and Remedies

6.01.    Events of Default ..............................................................      48
6.02.    Acceleration ...................................................................      50
6.03.    Other Remedies .................................................................      51
6.04.    Waiver of Past Defaults ........................................................      51
6.05.    Control by Majority ............................................................      51
6.06.    Limitation on Suits ............................................................      51
6.07.    Rights of Holders to Receive Payment ...........................................      52
6.08.    Collection Suit by Trustee .....................................................      52
6.09.    Trustee May File Proofs of Claim ...............................................      52
6.10.    Priorities .....................................................................      52
6.11.    Undertaking for Costs ..........................................................      53
6.12.    Waiver of Stay or Extension Laws ...............................................      53

                                   ARTICLE VII

                                     Trustee

7.01.    Duties of Trustee ..............................................................      53
7.02.    Rights of Trustee ..............................................................      54
7.03.    Individual Rights of Trustee ...................................................      55
7.04.    Trustee's Disclaimer ...........................................................      55
7.05.    Notice of Defaults .............................................................      56
7.06.    Reports by Trustee to Holders ..................................................      56
7.07.    Compensation and Indemnity .....................................................      56

7.08.    Replacement of Trustee .........................................................      57
7.09.    Successor Trustee by Merger ....................................................      58
7.10.    Eligibility; Disqualification ..................................................      58
7.11.    Preferential Collection of Claims Against the Company ..........................      58

                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance

8.01.    Discharge of Liability on Notes; Defeasance ....................................      58
8.02.    Conditions to Defeasance .......................................................      59
8.03.    Application of Trust Money .....................................................      60
8.04.    Repayment to the Company .......................................................      61
8.05.    Indemnity for Government Obligations ...........................................      61
8.06.    Reinstatement ..................................................................      61

                                   ARTICLE IX

                                   Amendments

9.01.    Without Consent of Holders .....................................................      61
9.02.    With Consent of Holders ........................................................      62
9.03.    Compliance with Trust Indenture Act ............................................      63
9.04.    Revocation and Effect of Consents and Waivers ..................................      63
9.05.    Notation on or Exchange of Notes ...............................................      63
9.06.    Trustee to Sign Amendments .....................................................      64
9.07.    Payment for Consent ............................................................      64

                                    ARTICLE X

                             Collateral and Security

10.01.   Security Documents .............................................................      64
10.02.   Recording and Opinions .........................................................      65
10.03.   Release of Collateral ..........................................................      65
10.04.   Certificates and Opinions of Counsel ...........................................      67
10.05.   Certificates of the Trustee ....................................................      67
10.06.   Authorization of Actions to Be Taken by the Trustee Under the Security Documents      67
10.07.   Authorization of Receipt and Distribution of Funds by the Trustee Under the
         Security Documents .............................................................      68
10.08.   Termination of Security Interest ...............................................      68
10.09.   Trustee Serving as Collateral Agent; Amendments or Supplements to, or
         Replacements of, the Security Documents ........................................      68
10.10.   Designations ...................................................................      69

                                   ARTICLE XI

                                 Note Guarantees

11.01.   Note Guarantees ................................................................      69
11.02.   Limitation on Liability ........................................................      71
11.03.   Releases of Note Guarantees ....................................................      71
11.04.   Successors and Assigns .........................................................      71
11.05.   No Waiver ......................................................................      71
11.06.   Modification ...................................................................      72
11.07.   Execution of Supplemental Indenture for Future Guarantors ......................      72
11.08.   Non-Impairment .................................................................      72

                                   ARTICLE XII

                                  Miscellaneous

12.01.   Trust Indenture Act Controls ...................................................      72
12.02.   Notices ........................................................................      72
12.03.   Communication by Holders with Other Holders ....................................      73
12.04.   Certificate and Opinion as to Conditions Precedent .............................      73
12.05.   Statements Required in Certificate or Opinion ..................................      73
12.06.   When Notes Disregarded .........................................................      74
12.07.   Rules by Trustee, Paying Agent and Registrar ...................................      74
12.08.   Legal Holidays .................................................................      74
12.09.   GOVERNING LAW ..................................................................      74
12.10.   No Recourse Against Others .....................................................      74
12.11.   Successors .....................................................................      74
12.12.   Multiple Originals .............................................................      75
12.13.   Table of Contents; Headings ....................................................      75
12.14.   Notice of Discharge of Senior Lender Claims ....................................      75

Exhibit A  - Form of Note
Exhibit B  - Form of Supplemental Indenture

            INDENTURE dated as of ____________________, 2004, among REPTRON ELECTRONICS, INC., a Florida corporation (the "Company"), and HSBC BANK USA, a New York banking corporation, as trustee (the "Trustee").

            Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's Senior Secured Notes due 2009 issued hereunder (the "Notes"). On the date hereof, $30,000,000 in aggregate principal amount of Notes will be initially issued.

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

            1.01. Definitions.

            "Acquired Debt" means, with respect to any specified Person, (a) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, excluding Indebtedness Incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person in existence prior to such acquisition and not incurred in connection with, or in contemplation of, such acquisition.

            "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Section 4.07 only, "Affiliate" shall also mean any beneficial owner of shares representing more than 10% of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

            "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in the Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

            "Asset Disposition" means any sale, lease (other than an operating lease), transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (b) all or substantially all the assets of the Company or any Restricted Subsidiary (the words "substantially all" meaning, solely for purposes of this clause (b), assets comprising

66-2/3% or more of the Company or such Restricted Subsidiary, as the case may
be) or (c) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of (a), (b) and (c) above, (i) a disposition by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, (ii) an issuance of Capital Stock by a Subsidiary to the Company or to a Restricted Subsidiary, (iii) for purposes of
Section 4.06 only, a disposition that constitutes a Restricted Payment permitted by Section 4.04, (iv) a disposition of Temporary Cash Investments, the proceeds of which are used within five Business Days to make another Permitted Investment, (v) a disposition of obsolete, uneconomical, worn out or surplus property or equipment in the ordinary course of business and the periodic clearance of aged inventory, (vi) the sale or disposition of any assets or property received as a result of a foreclosure by the Company or any of its Restricted Subsidiaries of any secured Investment or any other transfer of title with respect to any secured Investment in default, and (vii) the licensing of intellectual property in the ordinary course of business or in accordance with industry practice. Notwithstanding the foregoing, the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of Sections
4.08 and/or 5.01 and not by the provisions of Section 4.06.

            "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in such transaction, determined in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended or may be, at the option of the lessor, extended).

            "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the number of years obtained by dividing
(a) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (b) the then outstanding sum of all such payments.

            "Bank Indebtedness" means any and all amounts payable under or in respect of the Credit Agreement and any Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof. It is understood and agreed that Refinancing Indebtedness in respect of the Credit Agreement may be Incurred from time to time after termination of the Credit Agreement.

            "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of the Board of Directors of the Company.

            "Board Resolution" means a copy of a resolution certified by a secretary or assistant secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

            "Business Day" means each day which is not a Legal Holiday.

            "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

            "Capital Stock" of any Person means any and all shares, partnership, membership or other interests, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock (but excluding any debt securities convertible into such equity) and any rights to purchase, warrants, options or similar interests with respect to the foregoing.

            "Change of Control" means the occurrence of any of the following events from and after the effectiveness of the Amended Plan of Reorganization of the Company confirmed on or about January 14, 2004 by the United States Bankruptcy Court for the Southern District of Florida:

            (a) any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total voting power of the Voting Stock of the Company, whether as a result of issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, or otherwise;

            (b) the adoption of a plan relating to the liquidation or dissolution of the Company; or

            (c) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person, and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee or a Person controlling such surviving Person or transferee that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or transferee or a Person controlling such surviving Person or transferee.

            "Closing Date" means the date of this Indenture.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Collateral" means all property and assets of the Company or any Guarantor with respect to which from time to time a Lien is granted as security for the Notes or the Note Guarantees pursuant to the applicable Security Documents.

            "Collateral Agent" means the Trustee in its capacity as collateral agent under the Security Documents or any successor thereto, or any Person otherwise designated as the "Collateral Agent" pursuant thereto.

            "Commission" means the Securities and Exchange Commission.

            "Commodity Hedge Obligations" means with respect to any Person any commodity price protection agreement or other commodity price hedging arrangement or other similar agreement or arrangement as to which such Person is party.

            "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

            "Consolidated Coverage Ratio" as of any date of determination means the ratio of (a) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available prior to the date of such determination to (b) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (i) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (in each case other than Indebtedness Incurred under any revolving credit facility, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period,
(ii) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case, if such Indebtedness has been permanently repaid and has not been replaced, other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness is permanently reduced, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned any interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness, (iii) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (iv) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (v) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (iii) or (iv) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. Any such pro forma calculations shall reflect any pro forma expense and cost reductions attributable to such acquisitions, to the extent such expense and cost reduction would be permitted by the Commission to be reflected in pro forma financial statements included in a registration statement filed with the Commission. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months).

            "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Consolidated Restricted Subsidiaries, plus, to the extent Incurred by the Company or its Restricted Subsidiaries in such period but not included in such interest expense, without duplication: (a) interest expense attributable to Capitalized Lease Obligations and the imputed interest with respect to Attributable Debt, (b) amortization of debt discount,
(c) amortization of debt issuance costs, (d) capitalized interest, (e) noncash interest expense, (f) commissions, discounts and other fees and charges attributable to letters of credit and bankers' acceptance financing, (g) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Company or any Restricted Subsidiary, (h) net costs associated with Hedging Obligations (including amortization of fees), (i) dividends in respect of all Disqualified Stock of the Company and all Preferred Stock of any of the Restricted Subsidiaries of the Company, to the extent held by Persons other than the Company or another Restricted Subsidiary, (j) interest Incurred in connection with investments in discontinued operations, and (k) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

            "Consolidated Net Income" means, for any period, the net income of the Company and its Consolidated Subsidiaries for such period determined in accordance with GAAP; provided, however, that:

            (a) any net income of any Person (other than the Company), if such Person is not a Restricted Subsidiary, shall be excluded from such Consolidated Net Income, except that (i) subject to the limitations contained in clause (c) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted Subsidiary, to the limitations contained in clause (b) below) and (ii) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

            (b) any net income (or loss) of any Restricted Subsidiary, to the extent that the declaration of dividends or similar distributions by such Restricted Subsidiary of that income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or is, directly or indirectly, restricted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its stockholders or other holders of its equity, shall be excluded from such Consolidated Net Income, except that (i) subject to the limitations contained in clause (d) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to another Restricted Subsidiary, to the limitation contained in this clause) and (ii) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

            (c) any gain (or loss) realized upon the sale or other disposition of any asset of the Company or its Consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person shall be excluded from such Consolidated Net Income (without regard to abandonments or reserves related thereto);

            (d) any extraordinary gain or loss shall be excluded from such Consolidated Net Income;

            (e) the cumulative effect of a change in accounting principles shall be excluded from such Consolidated Net Income; and

            (f) gains or losses due solely to fluctuations in currency values and the related tax effects according to GAAP shall be excluded from such Consolidated Net Income.

            "Consolidation" means the consolidation of the amounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP consistently applied; provided, however, that "Consolidation" shall not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary shall be accounted for as an investment. The term "Consolidated" has a correlative meaning.

            "Credit Agreement" means the Loan and Security Agreement dated as of_________, 2004, among the Company, the lenders named therein and Congress Financial Corporation (Florida), as agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof (except to the extent that any such amendment, supplement, modification, extension, renewal, restatement or refunding would be prohibited by the terms of this Indenture, unless otherwise agreed to by the Holders of at least a majority in aggregate principal amount of Notes at the time outstanding) and any Credit Facilities with banks that Refinance all or any part of the loans, other Credit Facilities or commitments thereunder, including any such Refinancing facility that increases the amount borrowable thereunder or alters the maturity thereof, provided that the maximum aggregate principal amount under the Credit Agreement shall not exceed $60.0 million less any amounts repaid under the Credit Agreement under clause (w) of Section 4.06(a).

            "Credit Facilities" means one or more debt facilities (including the Credit Agreement) or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, or any debt securities or other form of debt financing (including convertible or exchangeable debt instruments), in each case, as amended, supplemented, modified, extended, renewed, restated or refunded in whole or in part from time to time.

            "Currency Agreement" means with respect to any Person any foreign exchange contract, currency swap agreements or other similar agreement or arrangement to which such Person is a party.

            "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

            "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

            "Definitive Notes" means one or more certificated Notes registered in the name of the Holder thereof and issued in accordance with Section 2.07 hereof, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

            "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.04 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

            "Discharge of First Lien Obligations" means payment in full in cash of the principal of and interest and premium, if any, on all Indebtedness outstanding under the First-Lien Credit Facilities, in each case after or concurrently with termination of all commitments to extend credit thereunder, and payment in full of any other monetary obligations that are due and payable or otherwise accrued and owing under such First-Lien Credit Facility at or prior to the time such principal, interest and premium, if any, are paid.

            "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is convertible or exchangeable for Indebtedness or Disqualified Stock, or (c) is redeemable at the option of the holder thereof, in whole or in part, in the case of clauses (a), (b) and (c) on or prior to 90 days after the Stated Maturity of the Notes; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to the Stated Maturity of the Notes shall be deemed Disqualified Stock; provided further, however, that (i) any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to 90 days after the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions of Sections 4.06 and 4.08,
(ii) a class of Capital Stock shall not be Disqualified Stock hereunder solely as a result of any maturity or redemption that is conditioned upon, and subject to, compliance with the Section 4.04 and (iii) Capital Stock issued to any plan for the benefit of employees shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations.

            "Domestic Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

            "EBITDA" for any period means the Consolidated Net Income for such period, plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income: (a) provision for taxes based on income or profits of the Company and its Consolidated Restricted Subsidiaries,
(b) Consolidated Interest Expense, (c) depreciation expense of the Company and its Consolidated Restricted Subsidiaries, and (d) amortization expense (including amortization of goodwill and other intangibles) of the Company and its

Consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period). Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and noncash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended or similarly distributed to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained) or is not, directly or indirectly, restricted by operation of the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders or other holders of its equity.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. For all purposes of this Indenture, Fair Market Value will be determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a resolution of the Board of Directors.

            "First-Lien Credit Facilities" means (a) the Credit Facilities provided pursuant to the Credit Agreement (up to, in the case of principal, that principal amount set forth in the Intercreditor Agreement as Senior Debt thereunder) and (b) the Other First-Lien Debt.

            "Foreign Subsidiary" means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in
(a) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) statements and pronouncements of the Financial Accounting Standards Board, (c) such other statements by such other entities as approved by a significant segment of the accounting profession and (d) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

            "Gaylord Mortgage" means that certain Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of July 5, 1988, by and from the Company to Northeast Michigan Development Company, pertaining to 1746 O'Rourke, Gaylord, Otsego County, Michigan.

            "Global Note" means the permanent global Note substantially in the form of Exhibit A hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary or its nominee.

            "Global Note Legend" means the legend set forth in Section 2.07(f), which is required to be placed on the Global Note issued under this Indenture.

            "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

            "Guarantor" means any Subsidiary that has issued a Note Guarantee.

            "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

            "Hibbing Mortgage" means that certain Collateral Assignment of Contract for Deed, dated as of April 1, 2002, by and from the Company to Hibbing Community College, pertaining to Lots 5 & 6, Block 1, Hibbing Industrial Part, Hibbing, St. Louis County, Minnesota.

            "Hibbing Purchase Money Loans" means all amounts due and owing under that certain contract for deed, dated April 1, 2002, between the Company, as buyer, and the State of Minnesota.

            "Holder" means the Person in whose name a Note is registered on the Registrar's books.

            "Incur" means, with respect to any Indebtedness or other obligation of any Person, to issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing immediately after the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

            "Indebtedness" means, with respect to any Person on any date of determination, without duplication, the following items if and to the extent that any of them (other than items specified under clauses (c), (f), (i) and (j) below) would appear as a liability or, in the case of clause (g) only, Preferred Stock on the balance sheet of such Person, prepared in accordance with GAAP, on such date:

            (a) the principal amount of and premium (if any) in respect of indebtedness of such Person for borrowed money;

            (b) the principal amount of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

            (c) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto but excluding obligations in respect of letters of credit issued in respect of Trade Payables);

            (d) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than twelve months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

            (e) all Capitalized Lease Obligations of such Person;

            (f) all Attributable Debt of such Person;

            (g) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

            (h) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of (i) the Fair Market Value of such asset at such date of determination and (ii) the amount of such Indebtedness of such other Persons;

            (i) Hedging Obligations of such Person; and

            (j) all obligations of the type referred to in clauses (a) through
(i) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee.

            The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations described above, at such date; provided, however, that the amount outstanding at any time of any Indebtedness issued with original issue discount will be deemed to be the face amount of such Indebtedness less the remaining unaccreted portion of the original issue discount of such Indebtedness at such time, as determined in accordance with GAAP.

            "Indenture" means this Indenture as amended or supplemented from time to time.

            "Indenture Documents" means (a) this Indenture, the Notes, the Note Guarantees, the Intercreditor Agreement and the Security Documents and (b) any other related document or instrument executed and delivered pursuant to any Indenture Document described in clause (a) of this definition evidencing or governing Obligations.

            "Intercreditor Agreement" means (a) the Intercreditor and Subordination Agreement dated as of ____________, 2004, among the Company, Congress Financial Corporation (Florida), as credit agent, and HSBC Bank USA, as trustee under this Indenture, as amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, and
(b) any substantially identical agreement hereafter entered into that is not inconsistent with this Indenture.

            "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party.

            "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extension of credit (including by way of Guarantee or similar arrangement but excluding commission, travel and similar advances to officers, consultants and employees made in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary" and
Section 4.04, (a) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (i) the Company's "Investment" in such Subsidiary at the time of such redesignation less (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and (b) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

            "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

            "Mortgaged Property" means (a) initially, the parcels of real property located at 13700 Reptron Blvd., Tampa, Hillsborough County, Florida 33626; 1746 O'Rourke, Gaylord, Otsego County, Michigan 49735; 3128 East 14th Avenue, Hibbing, St. Louis County, Minnesota 55746 and the improvements thereto owned by the Company, and (b) includes each other parcel of real property and the improvements thereto with respect to which a Mortgage is granted pursuant to Section 4.11.

            "Mortgages" means mortgages, deeds of trust, assignments of leases and rents, leasehold mortgages or other security documents granting a Lien on any Mortgaged Property to secure the Obligations.

            "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of (a) all direct costs relating to such Asset Disposition, including all legal, title, accounting and investment banking fees, and recording tax expenses, sales and other commissions and other fees and relocation expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, (b) all payments made on any Indebtedness that (i) is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or (ii) must, by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (d) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

            "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

            "Note Guarantee" means each Guarantee of the obligations with respect to the Notes issued by a Subsidiary of the Company pursuant to the terms of this Indenture.

            "Notes" means the Notes issued under this Indenture.

            "Obligations" means all obligations of the Company and the Guarantors under this Indenture, the Notes and the other Indenture Documents, including obligations to the Trustee and the Collateral Agent whether for payment of principal of, premium, if any, or interest on the Notes and all other monetary obligations of the Company and the Guarantors under the Indenture, the Notes and the other Indenture Documents, whether for fees, expenses, indemnification or otherwise.

            "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of such Person.

            "Officers' Certificate" means a certificate signed by two Officers of each Person issuing such certificate, one of such Officers signing an Officers' Certificate pursuant to Section 4.09 hereof to be the principal executive, financial or accounting officer of such Person.

            "Opinion of Counsel" means a written opinion (subject to customary assumptions and exclusions) from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, a Guarantor or the Trustee.

            "Other First-Lien Debt" means (a) the Tampa Mortgage, (b) the Gaylord Mortgage, (c) the Hibbing Mortgage, (d) any refinancing of the Indebtedness secured by the Tampa Mortgage, the Gaylord Mortgage or the Hibbing Mortgage; provided, that the entire net proceeds of any such refinancing is applied within 30 days of the receipt thereof in the manner called for by clause
(w) of Section 4.06(a) as if such proceeds were received from an Asset Disposition, (e) the Transamerica Loan, (f) the Hibbing Purchase Money Loans, and (g) any other Credit Facilities (excluding the Credit Agreement) which, in the case of such other Credit Facilities referred to in this clause (g), (i) do not exceed (x) $5.0 million in aggregate principal amount less (y) any amounts repaid under the Other First-Lien Debt under clause (w) of Section 4.06(a) in respect of such other Credit Facilities referred to in this clause (g), (ii) are designated by the Company as "First-Lien Credit Facilities" for the purposes of this Indenture, and (iii) are secured by a Permitted Lien described in clause
(a) of the definition thereof.

            "Participant" means, with respect to the Depositary, a Person who has an account with the Depositary.

            "Permitted Business" means any business engaged in by the Company or any Restricted Subsidiary on the Closing Date and any Related Business.

            "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary (a) in the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Permitted Business; (b) in another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Permitted Business;
(c) in Temporary Cash Investments; (d) in receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (e) in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (f) in stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (g) in any Person to the extent such Investment represents the noncash portion of the consideration received for an Asset Disposition that was made pursuant to and in compliance with Section 4.06; (h) that constitutes a Hedging Obligation or Commodity Hedge Obligation entered into for bona fide hedging purposes of the Company in the ordinary course of business and otherwise in accordance with this Indenture; (i) in securities of any trade creditor or customer received in settlement of obligations or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditor or customer; (j) acquired as a result of a foreclosure by the Company or such Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;
(k) existing as of the Closing Date or an Investment consisting of any extension, modification or renewal of any Investment existing as of the Closing Date (excluding any such extension, modification or renewal involving additional advances, contributions or other investments of cash or property or other increases thereof unless it is a result of the accrual or accretion of interest or original issue discount or payment-in-kind pursuant to the terms, as of the Closing Date, of the original Investment so extended, modified or renewed); (l) consisting of purchases and acquisitions of inventory, supplies, materials and equipment or licenses or leases of intellectual property, in any case, in the ordinary course of business and otherwise in accordance with this Indenture; (m) consisting of intercompany Indebtedness permitted under Section 4.03; and (n) the consideration for which consists solely of shares of common stock of the Company.

            "Permitted Liens" means any of the following Liens: (a) Liens upon any property of the Company or any Restricted Subsidiary securing any Indebtedness permitted under Section 4.03(b)(i) or 4.03(b)(ii) hereof and all other obligations of the Company or any Restricted Subsidiary in respect of such Indebtedness not constituting Indebtedness; (b) Liens securing the Notes and the Note Guarantees; (c) Liens in favor of the Company or any Restricted Subsidiary;
(d) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with or acquired by the Company or any Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such merger or consolidation or acquisition and do not extend to any assets other than those of the Person merged into or consolidated with or acquired by the Company or the Restricted Subsidiary; (e) Liens on property existing at the time of acquisition of the property by the Company or any Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such acquisition; (f) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor; (g) Liens incurred in the ordinary course of business including judgment and attachment liens of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed in the aggregate $5.0 million at any one time outstanding and that are not incurred in connection with the borrowing of money or the obtaining of advances of credit (other than trade credit in the ordinary course of business, not evidenced by a note and not past due); (h) Liens in favor of the Trustee; (i) Liens incurred in connection with Refinancing Indebtedness, but only if such Liens extend to no more assets than the Liens securing the Indebtedness being Refinanced; (j) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's, or other like Liens (including contractual landlords liens) arising in the ordinary course of business and with respect to amounts not yet delinquent by more than 30 days or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (k) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (l) easements, zoning restrictions, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries;
(m) any interest or title of a lessor in the property subject to any lease or arising from filing UCC financing statements regarding leases; (n) judgment Liens in respect of judgments that do not constitute an Event of Default; (o) Liens existing on the date hereof; (p) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return of money bonds and other obligation of a like nature incurred in the ordinary course of business;
(q) ground leases in respect of real property on which facilities owned or leased by the Company or any of its Restricted Subsidiaries are located; (r) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(s) leases or subleases granted to other Persons and not interfering in any material respect with the business of the Company and its Restricted Subsidiaries, taken as a whole; and (t) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights.

            "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

            "Qualified Proceeds" means any of the following or any combination of the following: (a) cash, (b) Temporary Cash Investments, (c) the Fair Market Value of assets that are used or useful in the Permitted Business and (d) the Fair Market Value of the Capital Stock of any Person engaged primarily in a Permitted Business if, in connection with the receipt by the Company or any Restricted Subsidiary of the Company of such Capital Stock, (i) such Person becomes a Restricted Subsidiary or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary.

            "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

            "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness of the Company or any Restricted Subsidiary (including Indebtedness of the Company that Refinances Refinancing Indebtedness); provided, however, that (a) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (b) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced, (c) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced, (d) if the Indebtedness being refinanced is subordinated in right of payment to the Notes, such Refinancing Indebtedness is subordinated in right of payment to the Notes at least to the same extent as the Indebtedness being Refinanced, and (e) if the Indebtedness being Refinanced is secured with Liens junior to the Liens securing the Notes and the Note Guarantees, any Liens securing such Refinancing Indebtedness are junior to the Liens securing the Notes and the Note Guarantees; provided further, however, that Refinancing Indebtedness shall not include (i) Indebtedness of a Restricted Subsidiary that Refinances Indebtedness of the Company or (ii) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

            "Related Business" means any business related, ancillary or complementary to any of the businesses of the Company and the Restricted Subsidiaries on the Closing Date.

            "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

            "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and a Wholly Owned Restricted Subsidiary or between Wholly Owned Restricted Subsidiaries.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Security Agreement" means the Security Agreement dated _____________, 2004, among the Company, the Grantors (as defined therein) and the Collateral Agent, as amended, supplemented or modified from time to time in accordance with the terms thereof and of this Indenture.

            "Security Documents" means (a) the Security Agreement, the Mortgages, the Intercreditor Agreement and any other document or instrument pursuant to which a Lien is granted by the Company or any Guarantor to secure any Obligations or under which rights or remedies with respect to such Lien are governed, as such agreements may be amended, modified or supplemented from time to time and (b) substantially identical agreements hereafter entered into pursuant to Section 10.09(c). Prior to the Discharge of First Lien Obligations, the "Security Documents" will mean the Security Documents among the Company, the Guarantors and the Collateral Agent, as such agreements may be amended, modified or supplemented from time to time in accordance with their terms or this Indenture.

            "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

            "Subordinated Indebtedness" means any Indebtedness of the Company (whether outstanding on the Closing Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes pursuant to a written agreement.

            "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total Voting Stock is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person.

            "Tampa Mortgage" means that certain Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of February 29, 2000, by and from the Company to General Electric Capital Business Asset Funding Corporation, pertaining to 13700 Reptron Blvd., Tampa, Hillsborough County, Florida.

            "Temporary Cash Investments" means any of the following: (a) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, (b) investments in time deposit accounts, certificates of deposit and money market deposits maturing not more than one year from the date of acquisition thereof, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with a bank or trust company that is organized under the laws of the United States of America, any state thereof (including any foreign branch of any of the foregoing) or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof), (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above or clause (e) below entered into with a bank meeting the qualifications described in clause (b) above, (d) investments in commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America having at the time as of which any investment therein is made one of the two highest ratings obtainable from either Moody's Investors Service, Inc. ("Moody's") or Standard and Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P"), (e) investments in securities with maturities of six months or less from the date of acquisition issued or fully Guaranteed by any state, commonwealth or territory of the United States of America, or by any foreign government or any state, commonwealth or territory or by any political subdivision or taxing authority thereof, and, in each case, having one of the two highest ratings obtainable from either S&P or Moody's; and
(f) investments in funds (including, without limitation, the HSBC Money Market
Fund) investing exclusively in investments of the types described in clauses (a) and (e) above.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended by the Trust Indenture Reform Act of 1990, as in effect on the Closing Date;

provided, however, that if the TIA is further amended after such date, TIA means, to the extent required by any such further amendment, the Trust Indenture Act of 1939 as so further amended.

            "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

            "Transamerica Loan" means all amounts owing under the Master Lease Agreement, dated December 18, 2000, between the Company, as lessee, and Transamerica Equipment Financial Services Corporation, as assignee of Celtic Leasing Corp., as assignee.

            "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

            "Trust Officer" means any vice president, assistant vice president or trust officer of the Trustee with direct responsibility for the administration of this Indenture.

            "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

            "Unrestricted Subsidiary" means (a) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (b) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (i) the Subsidiary to be so designated has total Consolidated assets of $1,000 or less or (ii) if such Subsidiary has Consolidated assets greater than $1,000, then such designation would be permitted under Section 4.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (a) the Company could Incur $1.00 of additional Indebtedness under
Section 4.03(a) and (b) no Default shall have occurred and be continuing. Any such designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the Board of Directors shall be evidenced by a Board Resolution and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

            "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

            "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled at the time to vote in the election of directors, managers or trustees thereof.

            "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

            1.02. Other Definitions. The following terms have the definitions set forth in the Sections listed below.

                                       Defined in
                Term                    Section
                ----                    -------
"Affiliate Transaction".............  4.07(a)
"Authentication Order"..............  2.03
"Bankruptcy Law"....................  6.01
"Change of Control Offer"...........  4.08(b)
"covenant defeasance option"........  8.01(b)
"Event of Default"..................  6.01
"Excess Proceeds"...................  4.06(b)
"Guaranteed Obligations"............  11.01
"incorporated provision"............  12.01
"legal defeasance option"...........  8.01(b)
"Legal Holiday".....................  12.08
"Notes".............................  Preamble
"Notice of Default".................  6.01
"Offer".............................  4.06(b)
"Offer Amount"......................  4.06(c)(ii)
"Offer Period"......................  4.06(c)(ii)
"Paying Agent"......................  2.04
"Permitted Debt"....................  4.03(b)
"Purchase Date".....................  4.06(c)(i)
"Receiver"..........................  6.01
"Registrar".........................  2.04
"Required Information"..............  4.02
"Restricted Payment"................  4.04(a)
"Successor Company".................  5.01(a)

            1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

            "Commission" means the Commission.

            "indenture securities" means the Notes and the Note Guarantees.

            "indenture security holder" means a Holder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on the indenture securities means the Company, the Guarantors and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

            1.04. Rules of Construction. Unless the context otherwise requires:

            (a) a term has the meaning assigned to it;

            (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (c) "or" is not exclusive;

            (d) "including" means including without limitation;

            (e) words in the singular include the plural and words in the plural include the singular;

            (f) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

            (g) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.

                                   ARTICLE II

                                    THE NOTES

            2.01.Amount of Notes. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is $30,000,000, except as provided in Sections 2.07, 2.08, 2.09, 2.11, 3.06, 4.06 and 9.05.

            2.02.Form and Dating.

            (a) General. The Note and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Note may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Note shall be issued only in registered form without coupons, and shall be issued only in minimum denominations of $1,000 and larger integral multiples of $1,000.

            The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

            (b) Global Note. The Note issued in global form shall be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Definitive Notes shall be issued substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). The Global Note shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount at maturity of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of the Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian in accordance with the terms hereof and otherwise in accordance with instructions given by the Holder thereof as required by Section 2.07.

            2.03. Execution and Authentication. One Officer of the Company shall sign the Notes for the Company by manual or facsimile signature.

            If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Notes, the Notes shall be valid nevertheless.

            A Note shall not be valid until an authorized officer of the Trustee manually signs the certificate of authentication on the Notes. The signature shall be conclusive evidence that the Notes has been authenticated under this Indenture.

            The Trustee shall, upon a written order of the Company signed by one Officer of the Company (an "Authentication Order"), authenticate the Notes for original issue of up to the aggregate principal amount set forth in Section
2.01. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.08.

            The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

            2.04. Registrar and Paying Agent, Depositary. (a) The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Notes may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent, and the term "Registrar" includes any co-registrars. The Company initially appoints the Trustee as (i) Registrar and Paying Agent in connection with the Notes and (ii) the Custodian with respect to the Global Notes.

            (b) The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee in writing of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically organized Wholly Owned Restricted Subsidiaries may act as Paying Agent or Registrar.

            (c) The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee.

            (d) The Company initially appoints the Trustee to act as the Registrar and the Paying Agent with respect to the Notes.

            (e) The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Note.

            2.05. Paying Agent to Hold Money in Trust. Prior 10:00 a.m., New York City time, on each due date of the principal of, premium, if any, and interest on any Note, the Company shall deposit with the Paying Agent (or if the Company or a domestically organized Wholly Owned Restricted Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal, premium, if any, and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Notes, shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. If the Company or a domestically organized Wholly Owned Restricted Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

            2.06. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders of the Notes and shall otherwise comply with TIA
Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of the Notes and the Company shall otherwise comply with TIA Section 312(a).

            2.07. Transfer and Exchange.

            (a) Transfer and Exchange of the Global Note. The Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary, or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. The Global Note will be exchanged by the Company for Definitive Notes only if (i) the Company delivers to the Trustee written notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary; (ii) the Company in its sole discretion determines that the Global Note (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or (iii) there has occurred and is continuing a Default or Event of Default with respect to the Notes. Upon the occurrence of any of the preceding events in clause (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Every Note authenticated and delivered in exchange for, or in lieu of, the Global Note or any portion thereof, pursuant to this Section 2.07 or Section 2.08 or 2.11, that is not a Definitive Note shall be authenticated and delivered in the form of, and shall be, the Global Note. The Global Note may not be exchanged for another Note other than as provided in this Section 2.07(a); however, beneficial interests in the Global Note may be transferred and exchanged as provided in
Section 2.07(b) or (c).

            (b) Transfer and Exchange of Beneficial Interests in the Global Note. The transfer and exchange of beneficial interests in the Global Note shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Note also shall require compliance with either clause (i) or (ii) below, as applicable, as well as one or more of the other following clauses, as applicable:

                  (i) Transfer of Beneficial Interests in the Global Note.
            Beneficial interests in the Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(i).

                  (ii) All Other Transfers and Exchanges of Beneficial Interests in the Global Note. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.07(b)(i), the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a

            Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures causing to be credited a beneficial interest in the Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures causing to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the participant to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in clause (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in the Global Note contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount at maturity of the Global Note pursuant to Section 2.07(g).

            (c) Transfer or Exchange of Beneficial Interests for Definitive Notes. If any holder of a beneficial interest in the Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.07(b)(ii), the Trustee shall cause the aggregate principal amount at maturity of the Global Note to be reduced accordingly pursuant to Section 2.07(g), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount at maturity. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

            (d) Transfer and Exchange of Definitive Notes for Beneficial Interests. A Holder of a Definitive Note may exchange such Note for a beneficial interest in the Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in the Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount at maturity of the Global Note, pursuant to Section 2.07(g).

            (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. A Holder of Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of a Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Definitive Notes pursuant to the instructions from the Holder thereof.

            (f) Global Note Legend. The Global Note shall bear a legend in substantially the following form:

            UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
            DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

            (g) Cancellation or Adjustment of the Global Note. At such time as all beneficial interests in the Global Note have been exchanged for Definitive Notes or the Global Note has been redeemed, repurchased or canceled in whole and not in part, the Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12. At any time prior to such cancellation, if any beneficial interest in the Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in the Global Note or for Definitive Notes, the principal amount at maturity of Notes represented by the Global Note shall be reduced accordingly, in the case of an exchange for Definitive Notes, and an endorsement shall be made on the Global Note by the Trustee or by the Depositary in accordance with applicable procedures to reflect such exchange or reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in the Global Note, the Global Note shall be increased accordingly and an endorsement shall be made on the Global Note by the Trustee or by the Depositary in accordance with applicable procedures to reflect such increase.

            (h) General Provisions Relating to Transfers and Exchanges.

                  (i) To permit registrations of transfers and exchanges, the
            Company shall execute and the Trustee shall authenticate the Global Note and Definitive Notes upon the Company's order or at the Registrar's request.

                  (ii) No service charge shall be made to a holder of a
            beneficial interest in the Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 4.06 and 9.05).

                  (iii) The Registrar shall not be required to register the
            transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (iv) The Global Note and all Definitive Notes issued upon any registration of transfer or exchange of the Global Note or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Note or Definitive Notes surrendered upon such registration of transfer or exchange.

                  (v) The Company shall not be required (A) to issue, to
            register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

                  (vi) Prior to due presentment for the registration of a
            transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                  (vii) The Trustee shall authenticate the Global Note and
            Definitive Notes in accordance with the provisions of Section 2.03.

                  (viii) All certifications, certificates and Opinions of
            Counsel required to be submitted to the Registrar pursuant to this
            Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile.

                  (ix) Each Holder of a Note agrees to indemnify the Company and the Trustee to their reasonable satisfaction against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture or applicable United States Federal or state securities law.

                  (x) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interest in the Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

            2.08. Replacement Notes. If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its reasonable satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the reasonable judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

            Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

            Upon the issuance of any replacement Note under this Section 2.08, the Company or the Trustee may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection therewith.

            The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

            2.09. Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in the Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.09 as not outstanding. Except as set forth in
Section 12.06, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

            If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

            If the principal amount at maturity of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

            If the Paying Agent (other than the Parent, the Company, a Subsidiary or an Affiliate of any of the foregoing) holds, by no later than 12:00 noon New York City time on a redemption date or maturity date, money sufficient to pay Notes payable on that date, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

            2.10. Temporary Notes. In the event that Definitive Notes are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company consider appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes and deliver them in exchange for temporary Notes upon surrender of such temporary Notes at the office or agency of the Company, without charge to the Holder.

            2.11. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Notes in accordance with its customary procedures or deliver canceled Notes to the Company pursuant to written direction by an Officer. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

            2.12. Payment of Interest; Defaulted Interest.

            (a) Each of the Notes shall bear interest at the rate per annum of 7.0% for the period beginning on the Closing Date through and including January __, 2006, and at the rate of 8.0% after January __, 2006. The Company shall pay interest semiannually on January and June of each year, commencing on June __, 2004. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Closing Date, until the principal amount thereof is paid.

            (b) Interest shall be payable in cash. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the December __ or May __ next preceding the interest payment date, even if Notes are canceled after the record date and on or before the interest payment date.

            (c) If the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest (plus, to the extent lawful, interest on such defaulted interest at the interest rate otherwise applicable hereunder) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date and shall promptly mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. Such record date shall be not less than thirty (30) days prior to such payment date and such payment date shall be not less than fifteen (15) days after the date such notice is mailed to the Holders of the Notes.

            2.13. CUSIP Numbers. The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any changes in any "CUSIP" numbers.

            2.14. Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

                                  ARTICLE III

                                   REDEMPTION

            3.01. Notices to Trustee. If the Company elects to redeem Notes pursuant to paragraph 5 of the Notes, it shall notify the Trustee in writing of the redemption date and the principal amount of Notes to be redeemed.

            The Company shall give each notice to the Trustee provided for in this Section at least 45 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate from the Company to the effect that such redemption will comply with the conditions herein. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

            3.02. Selection of Notes To Be Redeemed. If fewer than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata or by lot or by a method that the Trustee in its sole discretion shall deem to be fair and appropriate. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $1,000. Notes and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

            3.03. Notice of Redemption. (a) At least 30 days but not more than 60 days before a date for redemption of Notes, the Company shall mail, at the expense of the Company, a notice of redemption by first-class mail to each Holder of Notes to be redeemed at such Holder's registered address.

            The notice shall identify the Notes to be redeemed and shall state:

                  (i) the redemption date;

                  (ii) the redemption price and the amount of accrued interest to the redemption date;

                  (iii) the name and address of the Paying Agent;

                  (iv) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (v) if fewer than all the outstanding Notes are to be
            redeemed, the certificate numbers and principal amounts of the particular Notes to be redeemed;

                  (vi) that, unless the Company defaults in making such
            redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

                  (vii) the CUSIP number, if any, printed on the Notes being redeemed; and

                  (viii) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

            (b) At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

            3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest, to the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the related interest payment date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

            3.05. Deposit of Redemption Price. Prior to 10:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Paying Agent (or, if either of the Company or a domestically organized Wholly Owned Restricted Subsidiary of the Company is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Company to the Trustee for cancellation. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Company has deposited with the Paying Agent funds sufficient to pay the principal of, premium, if any, and accrued and unpaid interest, on the Notes to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture. The Paying Agent shall promptly return to the Company upon their written request any money deposited with the Paying Agent by the Company that is in excess of the amounts necessary to pay the redemption price of and accrued interest on all Notes to be redeemed.

            3.06. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Note equal in principal amount to the unredeemed portion of the Notes surrendered.

                                   ARTICLE IV

                                    COVENANTS

            4.01. Payment of Notes. The Company shall promptly pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, premium, if any, and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

            The Company shall pay interest on overdue principal and premium at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful. Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal, premium or interest payments hereunder.

            4.02. Commission Reports. If at any time the Company is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall provide the Trustee and Holders and prospective Holders (upon request) within 15 days after it files them with the Commission (or would be required to file with the Commission), copies of its annual report and the information, documents and other reports that are specified in Section 13 and 15(d) of the Exchange Act (collectively, the "Required Information"); provided, however, that if any of the Required Information is filed with the Commission, the Company shall only be required to provide the Trustee copies of such Required Information. In addition, the Company shall furnish to the Trustee, promptly upon their becoming available, copies of the annual report to shareholders and any other information provided by the Company to its public shareholders generally. The Company also shall comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from the information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee shall be entitled to rely exclusively on Officers' Certificates).

            4.03. Limitation on Incurrence of Additional Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company or any Guarantor may Incur Indebtedness if on the date of such Incurrence and after giving effect thereto, the Consolidated Coverage Ratio would be greater than 3.5:1.

            (b) Notwithstanding Section 4.03(a), the Company and, to the extent specified, its Restricted Subsidiaries may Incur the following Indebtedness (collectively, "Permitted Debt"):

                  (i) Indebtedness of the Company or any Guarantor under the
            Credit Agreement;

                  (ii) Indebtedness of the Company or any Guarantor under the
            Other First-Lien Debt;

                  (iii) Indebtedness of the Company owed to and held by any
            Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or any other Restricted Subsidiary; provided, however, that (1) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof, (2) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes and (3) if a Guarantor is the obligor, such Indebtedness is subordinated in right of payment to the Notes Guarantee of such Guarantor;

                  (iv) Indebtedness represented by the Notes, the Note
            Guarantees and any replacement Notes issued pursuant to this Indenture;

                  (v) Indebtedness outstanding on the Closing Date (other than the Indebtedness described in clause (i), (ii), (iii) or (iv) of this Section 4.03(b));

                  (vi) Indebtedness consisting of Refinancing Indebtedness
            Incurred in respect of any Indebtedness described in Section 4.03(a) and in clauses (iv), (v), (vi) and (vii) of this Section 4.03(b);

                  (vii) Indebtedness consisting of Guarantees of (1) any
            Indebtedness permitted under Section 4.03(a), so long as the Person providing the Guarantee is a Guarantor or (2) any Indebtedness permitted under this Section 4.03(b);

                  (viii) Indebtedness of the Company or any of its Restricted
            Subsidiaries in respect of worker's compensation claims, self-insurance obligations, performance bonds, bankers' acceptances, letters of credit, surety, appeal or similar bonds and completion guarantees provided by the Company and the Restricted Subsidiaries in the ordinary course of their business; provided, however, that upon the drawing of letters of credit for reimbursement obligations, including with respect to workers' compensation claims, or the Incurrence of other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims, such obligations are reimbursed within five Business Days following such drawing or Incurrence;

                  (ix) Indebtedness under Interest Rate Agreements and Currency
            Agreements entered into for bona fide hedging purposes of the Company in the ordinary course of business;

                  (x) Indebtedness of the Company or any of its Restricted
            Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence;

                  (xi) Indebtedness arising from agreements of the Company or a
            Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or Capital Stock of the Company or any Restricted Subsidiary; provided that (1) the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Subsidiaries in connection with such disposition and (2) such Indebtedness is not reflected in the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (2)); and

                  (xii) Indebtedness of the Company or any of its Restricted
            Subsidiaries that is Acquired Debt, and any Refinancing Indebtedness Incurred in respect thereof, in an aggregate principal amount at any time outstanding not to exceed $5.0 million.

            (c) Notwithstanding the foregoing, the Company shall not Incur any Indebtedness pursuant to Section 4.03(b) above if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Indebtedness of the Company unless such Indebtedness shall be subordinated to the Notes to at least the same extent as such Subordinated Indebtedness.

            (d) For purposes of determining compliance with this Section 4.03,
(i) Indebtedness Incurred pursuant to the Credit Agreement prior to or on the Closing Date shall be treated as Incurred pursuant to Section 4.03(b)(i), (ii) Indebtedness Incurred pursuant to the Other First-Lien Debt prior to or on the Closing Date shall be treated as Incurred pursuant to Section 4.03(b)(ii), (iii) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this Section 4.03, the Company, in its sole discretion, shall classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses and (iv) the aggregate amount of any Indebtedness Guaranteed pursuant to

Section 4.03(b)(vii) will be included in the calculation of Indebtedness, but the corresponding amount of the Guarantee will not be so included.

            (e) Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.03.

            4.04. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of the Company's or any Restricted Subsidiary's Capital Stock (including any payment in connection with any merger or consolidation involving the Company) or similar payment to the direct or indirect holders of its Capital Stock except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and except dividends or distributions payable to the Company or another Restricted Subsidiary (and, if such Restricted Subsidiary has shareholders other than the Company or other Restricted Subsidiaries, to its other shareholders on a pro rata basis), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or another Restricted Subsidiary, other than the making of a Permitted Investment, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Indebtedness (other than the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment described in and not excluded from clauses (i) through (iv) of this Section 4.04(a) being herein referred to as a "Restricted Payment"), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

            (1) a Default shall have occurred and be continuing (or would result therefrom);

            (2) the Company could not Incur at least $1.00 of additional Indebtedness under Section 4.03(a); or

            (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) declared or made subsequent to the Closing Date would exceed the sum of, without duplication:

                  (A) 50% of the Consolidated Net Income accrued during the
            period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Closing Date occurs to the end of the most recent fiscal quarter for which internal financial statements are available ending prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

                  (B) the aggregate Qualified Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Closing Date (other than an issuance or sale to (x) a Subsidiary of the Company or (y) an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries for the benefit of its employees to the extent that the purchase by such plan or trust is financed by Indebtedness of such plan or trust owed to the Company or any of its Subsidiaries or Indebtedness Guaranteed by the Company or any of its Subsidiaries);

                  (C) 100% of the aggregate Qualified Proceeds received by the
            Company from the issuance or sale of debt securities of the Company or Disqualified Stock of the Company that after the Closing Date have been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Company (other than an issuance or sale to (x) a Subsidiary of the Company or (y) an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries for the benefit of its employees to the extent that the purchase by such plan or trust is financed by Indebtedness of such plan or trust owed to the Company or any of its Subsidiaries or Indebtedness Guaranteed by the Company or any of its Subsidiaries), less the amount of any cash or the Fair Market Value of any property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange; provided, however, that no amount will be included in this clause (C) to the extent it is already included in Consolidated Net Income;

                  (D) in the case of any Investment by the Company or any
            Restricted Subsidiary (other than any Permitted Investment) made after the Closing Date, the disposition of such Investment by, or repayment of such Investment to, the Company or a Restricted Subsidiary or the receipt by the Company or any Restricted Subsidiary of any dividends or distributions from such Investment, an aggregate amount equal to the lesser of (x) the aggregate amount of such Investment treated as a Restricted Payment pursuant to clause (iv) above and (y) the aggregate amount in cash received by the Company or any Restricted Subsidiary upon such disposition, repayment, dividend or distribution; provided, however, that no amount will be included in this clause (D) to the extent it is already included in Consolidated Net Income;

                  (E) in the event the Company or any Restricted Subsidiary
            makes any Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary, an amount equal to the Company's or any Restricted Subsidiary's existing Investment in such Person that was previously treated as a Restricted Payment pursuant to clause (iv) above; provided, however, that such Person is engaged in a Permitted Business; and

                  (F) the amount equal to the sum of (x) the net reduction in
            Investments in Unrestricted Subsidiaries resulting from payments of dividends, repayments of the principal of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries and (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair

            Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is redesignated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary and treated as a Restricted Payment pursuant to clause (iv) above.

            (b) The provisions of Section 4.04(a) shall not prohibit:

                  (i) any purchase, repurchase, redemption or other acquisition or retirement for value of Capital Stock of the Company or any Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, other Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to (x) a Subsidiary of the Company or (y) an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries for the benefit of its employees to the extent that the purchase by such plan or trust is financed by Indebtedness of such plan or trust owed to the Company or any of its Subsidiaries or Indebtedness Guaranteed by the Company or any of its Subsidiaries); provided, however, that (1) such Restricted Payment shall be excluded from the calculation of the amount of Restricted Payments and (2) the Net Cash Proceeds from such sale applied in the manner set forth in this clause (i) shall be excluded from the calculation of amounts under Section 4.04(a)(3)(B);

                  (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Company or any Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Refinancing Indebtedness that is permitted to be Incurred pursuant to Section 4.03(b)(vi); provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded from the calculation of the amount of Restricted Payments;

                  (iii) the repurchase, redemption or other acquisition or
            retirement for value of Disqualified Stock of the Company or any Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of the Company or any Restricted Subsidiary that is permitted to be Incurred pursuant to Section 4.03; provided, however, that such repurchase, redemption or other acquisition or retirement for value shall be excluded from the calculation of the amount of Restricted Payments;

                  (iv) dividends paid within 60 days after the date of
            declaration thereof if at such date of declaration such dividend would have complied with Section 4.04(a); provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments (without duplication for declaration);

                  (v) the declaration and payment of any dividend (or the making of any similar distribution or redemption) to the holders of any class or series of

            Disqualified Stock of the Company issued or Incurred after the Closing Date in accordance with Section 4.03; provided that no Default or Event of Default shall have occurred and be continuing immediately after making such declaration or payment; and provided further, that such payment will be excluded from the calculation of the amount of Restricted Payments.

            4.05. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any of its Restricted Subsidiaries, (b) make any loans or advances to the Company or any of its Restricted Subsidiaries or (c) transfer any of its property or assets to the Company or any of its Restricted Subsidiaries, except:

                  (i) any encumbrance or restriction pursuant to applicable law, regulation, order or an agreement in effect at the Closing Date;

                  (ii) any encumbrance or restriction with respect to a
            Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company) and outstanding on such date;

                  (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (c) (i) or (c) (ii) of this Section
            4.05 or this clause (iii) or contained in any amendment to an agreement referred to in clause (c)(i) or (c)(ii) of this Section
            4.05 or this clause (iii); provided, however, that the encumbrances and restrictions contained in any agreement or amendment relating to such Refinancing are no less favorable to the Holders than the encumbrances and restrictions contained in the agreements relating to the Indebtedness so Refinanced;

                  (iv) any encumbrance or restriction (1) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract or (2) that is contained in security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements;

                  (v) with respect to a Restricted Subsidiary, any restriction imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

                  (vi) contracts for the sale of assets containing customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

                  (vii) agreements for the sale of assets containing customary restrictions with respect to such assets;

                  (viii) restrictions relating to the common stock of
            Unrestricted Subsidiaries or Persons other than Subsidiaries;

                  (ix) encumbrances or restrictions existing under or by reason of provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business; and

                  (x) encumbrances or restrictions existing under or by reason of restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

            4.06. Limitation on Sales of Assets and Subsidiary Stock. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the Fair Market Value of the shares and assets subject to such Asset Disposition and (ii) at least 80% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash, Temporary Cash Investments or other Qualified Proceeds (provided that the aggregate Fair Market Value of Qualified Proceeds (other than cash and Temporary Cash Investments) shall not exceed $10.0 million since the Closing Date).

            Within 365 days after the receipt of any Net Available Cash from such Asset Disposition, the Company or such Restricted Subsidiary may apply an amount equal to 100% of the Net Available Cash from such Asset Disposition (w) to repay or cash collateralize any First-Lien Credit Facility or the Notes (except that, in the case where the First-Lien Credit Facility consists of the Credit Agreement, the repayment obligation referred to above in this clause (w) shall not be construed to require that the commitments available under the Credit Agreement be permanently reduced); (x) to acquire all or substantially all of the assets of another Permitted Business; (y) to make a capital expenditure; or (z) to acquire other long-term assets that are used or useful in the Permitted Business; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (w) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

            For the purposes of clause (a)(ii) of this Section 4.06 only, the following are deemed to be cash: (A) the assumption of any liabilities (as shown on the Company's or a

Restricted Subsidiary's most recent balance sheet) of the Company or any such Restricted Subsidiary (other than contingent liabilities, liabilities that are by their terms subordinated to the Notes or any Note Guarantee, or liabilities to the Company or a Subsidiary of the Company) pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability in connection with such Asset Disposition and (B) any securities or other obligations received by the Company or any Restricted Subsidiary from the transferee that are converted within 90 days of receipt by the Company or such Restricted Subsidiary into cash.

            Pending the final application of any Net Available Cash, the Company or such Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Available Cash in any manner that is not prohibited by this Indenture.

            (b) Any Net Available Cash from Asset Dispositions that is not applied or invested as provided in Section 4.06(a) shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall make an Asset Disposition offer (the "Offer") to all Holders of Notes and all holders of other secured Indebtedness that is pari passu in right of payment (including as to security therefor) with the Notes containing provisions similar to those set forth in Section 4.06(c) with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Offer shall be equal to 101% of principal amount plus accrued and unpaid interest to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other such pari passu Indebtedness tendered into such Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis; provided, however, that the Company shall not be obligated to purchase Notes in denominations other than integral multiples of $1,000 principal amount. Upon completion of each Offer, the amount of Excess Proceeds shall be reset at zero.

            (c) (i) Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Notes purchased by the Company either in whole or in part (subject to prorating as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum shall include (1) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (2) a description of material developments in the Company's business subsequent to the date of the latest of such reports, and (3) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Notes pursuant to the Offer, together with the address referred to in clause (iii).

                  (ii) Not later than the date upon which written notice of an
            Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers' Certificate as to (1) the amount of the Offer (the "Offer Amount"), (2) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (3) the compliance of such allocation with the provisions of Section 4.06(a) and (b). Not later than one Business Day before the Purchase Date, the Company shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Company or a domestically organized Wholly Owned Restricted Subsidiary is acting as paying agent, segregate and hold in trust) an amount equal to the Offer Amount with written instructions for investment in Temporary Cash Investments and to be held for payment in accordance with the provisions of this Section 4.06. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Notes or portions thereof that have been properly tendered to and are to be accepted by the Company. The Trustee (or the Paying Agent, if not the Trustee) shall, on the date of purchase, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the Offer Amount delivered by the Company to the Trustee is greater than the purchase price of the Notes (and such other pari passu Indebtedness) tendered, the Trustee shall deliver the excess to the Company promptly after the expiration of the Offer Period for application in accordance with this Section 4.06.

                  (iii) Holders electing to have a Note purchased shall be
            required to surrender the Notes, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note or Notes which were delivered by the Holder for purchase and a statement that such Holder is withdrawing his election to have such Note or Notes purchased. If at the expiration of the Offer Period the aggregate principal amount of Notes and any such other pari passu Indebtedness included in the Offer surrendered by holders thereof exceeds the Offer Amount, the Company shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes and such other pari passu Indebtedness in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered

                  (iv) At the time the Company delivers Notes to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

                  (v) The Company shall comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Disposition provisions of this Indenture, the Company shall comply in all material respects with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Asset Disposition provisions of this Indenture by virtue of such conflict.

            4.07. Limitation on Transactions with Affiliates. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction (including, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless such Affiliate Transaction is on terms (i) that are no less favorable (other than in immaterial respects) to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in comparable arm's-length dealings with a Person who is not such an Affiliate, (ii) that, in the event that such Affiliate Transaction involves an aggregate amount in excess of $1.0 million, (1) are set forth in writing and (2) have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction and (iii) that, in the event that such Affiliate Transaction involves an amount in excess of $2.0 million, have been determined by a nationally recognized appraisal or investment banking firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

            (b) The provisions of Section 4.07(a) shall not prohibit (i) any Restricted Payment permitted to be paid pursuant to Section 4.04, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (iii) the grant of stock options or similar rights to officers, employees, consultants and directors of the Company pursuant to plans approved by the Board of Directors and the payment of amounts or the issuance of securities pursuant thereto, (iv) the payment of reasonable fees, compensation or employee benefit arrangements to and any indemnity provided for the benefit of directors, officers, consultants or employees of the Company or any Restricted Subsidiary in the ordinary course of business, (v) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, or (vi) transactions with customers, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services, in each case which are in the ordinary course of business (including pursuant to joint venture agreements) and otherwise in compliance with the terms of this Indenture, and which are fair to the Company or its Restricted Subsidiaries, as applicable, in the reasonable determination of the Board of Directors or the senior management of the Company or its Restricted Subsidiaries, as applicable or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

            4.08. Repurchase of Notes at the Option of the Holder Upon a Change of Control. (a) Upon a Change of Control, each Holder shall have the right to require that the Company repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) in accordance with the terms contemplated in Section 4.08(b); provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Notes pursuant to this
Section 4.08 in the event that it has exercised its right to redeem all the Notes under paragraph 5 of the Notes. In the event that at the time of such Change of Control the terms of the First-Lien Credit Facilities restrict or prohibit the repurchase of Notes pursuant to this Section 4.08, then prior to the mailing of the notice to Holders provided for in Section 4.08(b) below but in any event within 30 days following any Change of Control, the Company shall
(i) repay in full all First-Lien Credit Facilities or (ii) obtain the requisite consent under the agreements governing the First-Lien Credit Facilities to permit the repurchase of the Notes as provided for in Section 4.08(b).

            (b) Within 30 days following any Change of Control (except as provided in the proviso to the first sentence of Section 4.08(a)), the Company shall mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

                  (i) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase all or a portion (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date);

                  (ii) the circumstances and relevant facts and financial
            information regarding such Change of Control;

                  (iii) the purchase date (which shall be no earlier than 30 days (or such shorter time period as may be permitted under applicable laws, rules and regulations) nor later than 60 days from the date such notice is mailed); and

                  (iv) the instructions determined by the Company, consistent with this Section 4.08, that a Holder must follow in order to have its Notes purchased.

            (c) Holders electing to have a Note purchased shall be required to surrender such Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased. Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

            (d) On the purchase date, all Notes purchased by the Company under this Section 4.08 shall be delivered to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest to the Holders entitled thereto.

            (e) Notwithstanding the foregoing provisions of this Section 4.08, the Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 4.08(b) applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

            (f) In connection with any Change of Control Offer, the Company shall deliver to the Trustee an Officers' Certificate stating that all conditions precedent contained herein to the right of the Company to make such offer have been complied with.

            (g) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture relating to Change of Control Offers, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section by virtue thereof.

            4.09. Compliance Certificate. The Company and each Guarantor shall deliver to the Trustee within 90 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company or such Guarantor they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company or the Guarantor, as the case may be, is taking or propose to take with respect thereto. The Company and each Guarantor also shall comply with Section 314(a)(4) of the TIA.

            4.10. Sale/Leaseback Transactions. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction; provided that the Company or any Restricted Subsidiary may enter into a Sale/Leaseback transaction if: (a) the Company or that Restricted Subsidiary, as applicable, could have Incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale/Leaseback Transaction under
Section 4.03 hereof; (b) the gross cash proceeds of the Sale/Leaseback Transaction are at least equal to the fair market value (and, if gross cash proceeds from such Sale/Leaseback Transaction are in excess of [$1.0] million, the Company delivers a Board Resolution to such effect to the Trustee), of the property that is the subject of that Sale/Leaseback Transaction; and (c) the transfer of assets in that Sale/Leaseback Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.06.

            4.11. Additional Note Guarantees and Liens. If (x) any Subsidiary shall, after the date hereof, become a guarantor of any First-Lien Credit Facility or (y) any Subsidiary shall, after the date hereof, become a Restricted Subsidiary, then the Company shall, at that time, cause such Subsidiary to (a) execute a Guarantee of the obligations of the Company under the Notes substantially in the form set forth in Exhibit B hereto, (b) concurrently grant a second-priority Lien, ranking only after the first Liens on the Collateral securing the First-Lien Credit Facilities, upon its assets and property as security for the Notes, the Note Guarantees and any other Obligations and execute any and all further Security Documents, financing statements, agreements and instruments, upon substantially the same terms as the Security Documents and in a form reasonably satisfactory to the Trustee, that grants the Collateral Agent a second-priority Lien upon such assets and property for the benefit of the Holders and take all such actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents) that may be required under any applicable law, or which the Trustee or Collateral Agent may reasonably request, to create such second-priority Lien, all at the expense of the Company, including all reasonable fees and expenses of counsel incurred by the Trustee in connection therewith and (c) deliver to the Trustee an Opinion of Counsel, reasonably satisfactory to the Trustee, that such Guarantee and any such Security Documents, as the case may be, are valid, binding and enforceable obligations of such Subsidiary, subject to customary exceptions for bankruptcy, fraudulent conveyance and equitable principles.

            From and after the date of this Indenture, if the Company or any Guarantor creates any initial or additional Lien upon any of its assets and property to secure any First-Lien Credit Facility, it shall concurrently grant a second-priority Lien upon such assets and property as security for the Notes, the Note Guarantees and any other Obligations and execute any and all further Security Documents, financing statements, agreements and instruments, upon substantially the same terms as the Security Documents and in a form reasonably satisfactory to the Trustee, that grant the Collateral Agent a second-priority Lien upon such assets and property for the benefit of the Holders and take all such actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents) that may be required under any applicable law, or which the Trustee or Collateral Agent may reasonably request, to create such second-priority Lien, all at the expense of the Company, including all reasonable fees and expenses of counsel incurred by the Trustee in connection therewith and deliver to the Trustee an Opinion of Counsel, reasonably satisfactory to the Trustee, that such Security Documents are valid, binding and enforceable obligations of the Company or such Guarantor, as the case may be, subject to customary exceptions for bankruptcy, fraudulent conveyance and equitable principles.

            In addition, the Company shall, with respect to each parcel of real property in the United States owned or leased by the Company or any Guarantor that secures any First Lien Credit Facility, deliver to the Collateral Agent, for the benefit of or addressed to the Trustee or the Collateral Agent, as applicable, the following:

            (a) a fully executed, acknowledged, and recorded Mortgage that secures the Notes, the Note Guarantees and any other Obligations on a second-priority basis;

            (b) an opinion of local counsel reasonably acceptable to the Trustee to the effect that such release is authorized or permitted by this Indenture and Security Documents and that all conditions precedent, if any, to such release have been satisfied;

            (c) a fully-paid title insurance policy with no exceptions other than (i) Permitted Liens, and (ii) the Lien on such property securing First-Lien Credit Facilities; and

            (d) the most recent survey of each property together with either (i) an updated survey certification from the applicable surveyor stating that, based on a visual inspection of the property and the knowledge of the surveyor, there has been no change in the facts depicted in the survey or (ii) an Officers' Certificate from the Company certifying that there has been no change in the facts depicted in the survey.

            The Company shall provide each of the foregoing described in clauses
(a) through (e) above at their own expense and shall pay all reasonable fees and expenses of counsel incurred by the Trustee in connection with each of the foregoing.

            Any such Lien (including any Mortgage) granted in favor of the Holders shall be subject to the terms of the Intercreditor Agreement or another customary collateral sharing or intercreditor agreement setting forth the respective rights of the Holders and the holders of such other obligations.

            Each Note Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Guarantor without rendering the Notes Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

            4.12. Limitation on Lines of Business. The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business, other than a Permitted Business.

            4.13. Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. The Company shall not sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock except: (a) to the Company or another Restricted Subsidiary; (b) if, immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Restricted Subsidiaries own any Capital Stock of such Restricted Subsidiary; (c) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under Section 4.04 if made on the date of such issuance, sale or other disposition; (d) directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary; or (e) in the case of a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the issuance by that Restricted Subsidiary of Capital Stock on a pro rata basis to the Company and its Restricted Subsidiaries, on the one hand, and minority shareholders of the Restricted Subsidiary, on the other hand (or on less than a pro rata basis to any minority shareholder if the minority holder does not acquire its pro rata amount), so long as the Company or another Restricted Subsidiary owns and controls at least the same percentage of the Voting Stock of, and economic interest in, such Restricted Subsidiary as prior to such issuance. The cash proceeds of any sale of Capital Stock permitted under clauses
(b) and (c) shall be treated as Net Available Cash from an Asset Disposition and shall be applied in accordance with Section 4.06.

            4.14. Limitation on Liens. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired by the Company or its Restricted Subsidiaries, except Permitted Liens.

            4.15. Further Instruments and Acts. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                    ARTICLE V

                                SUCCESSOR COMPANY

            5.01. When Company May Merge or Transfer Assets. (a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

                  (i) the resulting, surviving or transferee Person (the
            "Successor Company") shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by a supplemental indenture hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture;

                  (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

                  (iii) immediately after giving effect to such transaction, the
            Successor Company would be able to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.03(a); and

                  (iv) the Company shall have delivered to the Trustee an
            Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

            The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture.

            (b) The Company shall not permit any Guarantor to consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any Person unless: (i) in the case of any Guarantor that is a Domestic Subsidiary, the resulting, surviving or transferee Person will be a corporation, partnership or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Person (if not such Guarantor) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Guarantor under its Note Guarantee; (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been Incurred by such Person at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and (iii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; provided, however, that the foregoing shall not apply to any such consolidation or merger with or into, or conveyance, transfer or lease to, any Person if the resulting, surviving or transferee Person will not be a Subsidiary of the Company and the other terms of this Indenture, including Section 4.06, are complied with.

            (c) Notwithstanding the foregoing, (i) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company; (ii) nothing herein shall limit any conveyance, transfer or lease of assets between or among any of the Company and the Guarantors; and
(iii) the foregoing clause (a)(iii) of this Section 5.01 shall not prohibit a merger between the Company and a Person that owns all of the Capital Stock of the Company created solely for the purpose of holding the Capital Stock of the Company; provided, however, that the other terms of Section 5.01(a) are complied with.

                                   ARTICLE VI

                         EVENTS OF DEFAULTS AND REMEDIES

            6.01. Events of Default. An "Event of Default" occurs if:

            (a) the Company or any Guarantor defaults in any payment of interest on any Note, and such default continues for a period of 30 days;

            (b) the Company or any Guarantor (i) defaults in the payment of the principal of or premium, if any, on any Note when the same becomes due and payable at its Stated Maturity, upon required redemption or repurchase, upon declaration or otherwise, or (ii) fails to redeem or purchase Notes when required pursuant to this Indenture or the Notes;

            (c) the Company or any Guarantor fails to comply with Section 5.01;

            (d) the Company or any Guarantor fails to comply with any of its agreements in the Notes or this Indenture, any Note Guarantee or any Security Document (other than those referred to in (a), (b) or (c) above) and such failure continues for 30 days after the notice specified below;

            (e) Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or the acceleration by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5.0 million or its foreign currency equivalent at the time and such failure continues for 10 days after the notice specified below;

            (f) the Company or any Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (i) commences a voluntary case;

                  (ii) consents to the entry of an order for relief against it in an involuntary case;

                  (iii) consents to the appointment of a Receiver of it or for any substantial part of its property;

                  (iv) makes a general assignment for the benefit of its
            creditors; or

                  (v) or takes any comparable action under any foreign laws
            relating to insolvency;

            (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Company or any Restricted
            Subsidiary in an involuntary case;

                  (ii) appoints a Receiver of the Company or any Restricted
            Subsidiary or for any substantial part of its property; or

                  (iii) orders the winding up or liquidation of the Company or any Restricted Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

            (h) with respect to any judgment or decree for the payment of money in excess of $10.0 million or its foreign currency equivalent against the Company or any Restricted Subsidiary (i) an enforcement proceeding is commenced thereon by any creditor if such judgment or decree is final and nonappealable and the Company or such Restricted Subsidiary, as applicable, fails to stay such proceeding within 10 days thereafter or (ii) the Company or such Restricted Subsidiary, as applicable, fails to pay such judgment or decree, which judgment or decree has remained outstanding for a period of 60 days following the entry of such judgment or decree without being paid, discharged, waived or stayed; or

            (i) (i) except as permitted by this Indenture, any Note Guarantee or any Security Document or any security interest granted thereby shall be held in any judicial proceeding to be unenforceable or invalid, or shall cease for any reason to be in full force and effect and such default continues for 10 days after written notice, or (ii) the Company or any Guarantor shall deny or disaffirm its obligations under any Note Guarantee or Security Document.

            The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

            The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Receiver" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

            A Default under clause (d), (e) or (i) above is not an Event of Default until the Trustee notifies the Company or the Holders of at least 25% in principal amount of the outstanding Notes notify the Company and the Trustee of the Default and the Company or the relevant Guarantor, as applicable, do not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

            The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice or the lapse of time would become an Event of Default under clauses (d), (e) or (i), its status and what action the Company is taking or propose to take with respect thereto.

            6.02. Acceleration. (a) If an Event of Default (other than an Event of Default specified in Section 6.01(f) or (g) with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes, by notice to the Company, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal, premium and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(f) or (g) with respect to the Company occurs, the principal of and interest on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Notes by notice to the Trustee may rescind an acceleration and its consequences if (i) the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration and
(iii) if, solely in the case of an Event of Default arising from nonpayment of principal or interest on the Notes, the Company has paid to the Trustee all amounts due and owing to the Trustee under Section 7.07. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

            (b) In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in Section 6.01(e), the declaration of acceleration of the Notes shall be automatically annulled if the holders of any such Indebtedness have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such acceleration and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived and (iii) solely in the case of an Event of Default arising from nonpayment of principal or interest on the Notes, the Company has paid to the Trustee all amounts due and owing to the Trustee under Section 7.07 .

            6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

            6.04. Waiver of Past Defaults. Subject to Section 6.02, the Holders of a majority in principal amount of the Notes by notice to the Trustee may waive on behalf of the Holders of all of the Notes an existing Default and its consequences except (a) a Default in the payment of the principal of, premium, if any, or interest on a Note, (b) a Default arising from the failure to redeem or purchase any Note when required pursuant to the terms of this Indenture or
(c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

            6.05. Control by Majority. The Holders of a majority in principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

            6.06. Limitation on Suits. (a) Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

                  (i) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                  (ii) the Holders of at least 25% in principal amount of the
            Notes make a written request to the Trustee to pursue the remedy;

                  (iii) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

                  (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                  (v) the Holders of a majority in principal amount of the Notes do not give the Trustee a direction inconsistent with the request during such 60-day period.

            (b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

            6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on the Notes held by such Holder, on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

            6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount then due and owing (together with interest on overdue principal, premium, if any, and (to the extent lawful) on any unpaid interest at the rate provided for in the Notes) and the amounts provided for in Section 7.07.

            6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, any Subsidiary or Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Receiver in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under
Section 7.07.

            6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

                  FIRST: to the Trustee for amounts due under Section 7.07;

                  SECOND: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

                  THIRD: to the Company.

            The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.

            6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Notes.

            6.12. Waiver of Stay or Extension Laws. Neither the Company nor any Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE VII

                                     TRUSTEE

            7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            (b) Except during the continuance of an Event of Default:

                  (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b)
            of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any
            action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (iv) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

            (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

            (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

            7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

            (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

            (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to the Indenture Documents shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Notes at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

            (g) The Trustee shall not be charged with knowledge of any default or Event of Default with respect to the Notes, unless either (1) a Trust Officer shall have actual knowledge of such default or Event of Default or (2) a written notice of such default or Event of Default shall have been given to the Trustee by the Company or by any Holder of the Notes.

            (h) The permissive rights of the Trustee enumerated herein shall not be construed as duties.

            (i) The Trustee shall at not time have any responsibility or liability for or with respect to the legality, validity or enforceability of any Collateral or any arrangement or agreement between the Company and any Person with respect thereto, or the perfection or priority of any security interest created in the Collateral or the maintenance of any such perfection or priority, or for or with respect to the sufficiency of the Collateral following an Event of Default.

            7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or their respective Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

            7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Note Guarantee, the Notes or any Security Document, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company or any Guarantor in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(c), (d), (e), (h)
or (i) unless either (a) a Trust Officer shall have actual knowledge thereof or
(b) the Trustee shall have received notice thereof in accordance with Section
12.02 hereof from the Company, any Guarantor or any Holder.

            7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a trust officer. Except in the case of a Default in payment of principal of, premium, if any, or interest on any Note (including payments pursuant to the redemption provisions of such Note, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

            7.06. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with May 15, 2004, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with Section 313(a) of the TIA if and to the extent required thereby. The Trustee shall also comply with Section 313(b) of the TIA.

            A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange (if any) on which the Notes are listed. The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

            7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services hereunder and under each other Indenture Document as the Company and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. Each of the Company and each Guarantor, jointly and severally shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by or in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Company shall not relieve the Company or any Guarantor of its indemnity obligations hereunder. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's expense in the defense. The Trustee may have separate counsel and the Company and the Guarantors, as applicable, shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through its own willful misconduct, negligence or bad faith.

            To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of, premium, if any, and interest on particular Notes.

            The Company's payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(f) or (g) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

            7.08. Replacement of Trustee. (a) The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

                  (i) the Trustee fails to comply with Section 7.10;

                  (ii) the Trustee is adjudged bankrupt or insolvent;

                  (iii) a receiver or other public officer takes charge of the
            Trustee or its property; or

                  (iv) the Trustee otherwise becomes incapable of acting.

            (b) If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

            (c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

            (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            (e) If the Trustee fails to comply with Section 7.10, unless the Trustee's duty to resign is stayed as provided in TIA Section 310(b), any Holder who has been a bona fide holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            (f) Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

            7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

            In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

            7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
Section 310(b), subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

            7.11. Preferential Collection of Claims Against the Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                  ARTICLE VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE

            8.01. Discharge of Liability on Notes; Defeasance. (a) Subject to
Section 8.01(c), when (i) all outstanding Notes (other than Notes replaced or paid pursuant to Section 2.08) have been canceled or delivered to the Trustee for cancellation or (ii) all outstanding Notes not previously delivered for cancellation have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article III hereof, and the Company irrevocably deposits with the Trustee funds in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited) to pay the principal of, premium, if any, and interest on the outstanding Notes when due at maturity or upon redemption of, including interest thereon to maturity or such redemption date (other than Notes replaced or paid pursuant to Section 2.08) and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

            (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all of its obligations under the Notes and this Indenture ("legal defeasance option") and (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.10, 4.11, 4.12, 4.13 or 4.14 and the operation of Section 5.01(a)(iii), 6.01(d), 6.01(e), 6.01(f) (with respect to Restricted Subsidiaries only), 6.01(g) (with respect to Restricted Subsidiaries only), and 6.01(h) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. In the event that the Company terminates all of its obligations under the Notes and this Indenture by exercising its legal defeasance option, the obligations under the Note Guarantees shall each be terminated simultaneously with the termination of such obligations.

            If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.01(d), 6.01(e), 6.01(f) (with respect to Restricted Subsidiaries only), 6.01(g) (with respect to Restricted Subsidiaries only) or 6.01(h) or because of the failure of the Company to comply with Section 5.01(a)(iii).

            Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

            (c) Notwithstanding the provisions of Sections 8.01(a) and 8.01(b), the Company's obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.07,
7.08 and in this Article VIII shall survive until the Notes have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

            8.02. Conditions to Defeasance. (a) The Company may exercise their legal defeasance option or their covenant defeasance option only if:

                  (i) the Company irrevocably deposits in trust with the Trustee money in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, to pay the principal, premium (if any) and interest on the Notes when due at maturity or redemption, as the case may be, including interest thereon to maturity or such redemption date;

                  (ii) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Notes to maturity or redemption, as the case may be;

                  (iii) 91 days pass after the deposit is made and during the
            91-day period no Default specified in Section 6.01(f) or (g) with respect to the Company occurs which is continuing at the end of the period;

                  (iv) the deposit does not constitute a default under any other agreement binding on the Company;

                  (v) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                  (vi) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                  (vii) in the case of the covenant defeasance option, the
            Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                  (viii) the Company delivers to the Trustee an Officers'
            Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article VIII have been complied with.

            (b) Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article III.

            8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article
VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Notes.

            8.04. Repayment to the Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any money or U.S. Government Obligations held by either of them as provided in this Article VIII which, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article VIII.

            Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, premium or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

            8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

            8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes and the each Guarantor's obligations under its Note Guarantee shall be revived and reinstated as though no deposit had occurred pursuant to this
Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this
Article VIII; provided, however, that if the Company has made any payment of interest on or principal of or premium, if any, on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE IX

                                   AMENDMENTS

            9.01. Without Consent of Holders. (a) The Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes, the Note Guarantees or the Security Documents without notice to or consent of any Holder:

                  (i) to cure any ambiguity, omission, defect or inconsistency;

                  (ii) to comply with Article V;

                  (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of
            Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

                  (iv) to add additional Note Guarantees with respect to the
            Notes;

                  (v) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

                  (vi) to make any change that does not adversely affect the rights of any Holder, subject to the provisions of this Indenture;

                  (vii) to comply with any requirement of the Commission in
            connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

                  (viii) if necessary, in connection with any addition or
            release of Collateral permitted under the terms of this Indenture or the Security Documents; or

                  (ix) prior to the Discharge of First Lien Obligations, to give effect to any amendment, waiver or consent in respect of any Security Document that does not materially affect the rights of the Holders.

            The Company shall also be entitled to releases of the Collateral or the Note Guarantees as described in Sections 10.03 and 11.03 hereof.

            (b) After an amendment under this Section becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

            9.02. With Consent of Holders. (a) The Company, the Guarantors and the Trustee may amend this Indenture, the Notes, the Note Guarantees or the Security Documents without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes). However, without the consent of each Holder affected, an amendment may not:

                  (i) reduce the amount of Notes whose Holders must consent to an amendment;

                  (ii) reduce the rate of or extend the time for payment of
            interest on any Note;

                  (iii) reduce the principal of or extend the Stated Maturity of any Note;

                  (iv) reduce the premium payable upon the redemption of any
            Note or change the time at which any Note may be redeemed in accordance with Article III;

                  (v) make any Note payable in money other than that stated in the Notes;

            (vi) impair the right of any Holder to receive payment of principal of, premium, if any, and interest on, such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

            (vii) make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02; or

            (viii) modify the Note Guarantees in any manner adverse to the Holders.

      The consent of the Holders under this Section 9.02 shall not be necessary to approve the particular form of any proposed amendment. It shall be sufficient if such consent approves the substance thereof.

      After an amendment under this Section 9.02 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

      9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

      9.04. Revocation and Effect of Consents and Waivers. (a) A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Notes that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Notes. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of the Notes if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate from the Company certifying that the requisite number of consents have been received. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Company or the Trustee of the requisite number of consents, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Company and the Trustee.

      (a) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

      9.05. Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of any Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Notes regarding the changed terms and return it to the

Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Notes shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

      9.06. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive (in addition to the documents required by Section 12.04), and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company and the Guarantors enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

      9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE X

                             COLLATERAL AND SECURITY

      10.01. Security Documents. The due and punctual payment of the principal of, premium, if any, and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Notes and performance of all other Obligations of the Company and the Guarantors to the Holders or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, are secured as provided in the Security Documents which define the terms of the Liens that secure the Obligations and provide that the Liens granted thereunder secure the Obligations on a second-priority basis (or, solely in the case of the Mortgage granted with respect to the property secured by the Tampa Mortgage, on a third-priority basis), ranking only after the first Liens on the Collateral securing the First-Lien Credit Facilities. Each Holder, by its acceptance of a Note, consents and agrees to all of the terms of the Security Documents (including the provisions providing for the exercise of remedies and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms, and authorizes and directs the Trustee to enter into the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Trustee (if it is not itself then the Collateral Agent) copies of all documents delivered to the Collateral Agent pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be required by the next sentence of this Section 10.01, to assure and confirm to the Trustee the Liens upon the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Obligations secured hereby, according to the intent and purposes herein expressed. The Company shall take, and shall cause their Restricted Subsidiaries to take, any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Obligations of the Company and the Guarantors hereunder, after the Discharge of First Lien Obligations, a valid and enforceable perfected first-priority Lien on all the Collateral, in favor of the Collateral Agent for the ratable benefit of the Holders and the Trustee, and if the Discharge of First Lien Obligations has not occurred, a valid and enforceable perfected second-priority Lien on all the Collateral (or, solely in the case of the Mortgage granted with respect to the property secured by the Tampa Mortgage, on a third-priority basis), in favor of the Collateral Agent for the ratable benefit of the Holders and the Trustee, ranking only after the first Liens on the Collateral securing the First-Lien Credit Facilities. The Trustee and the Company hereby acknowledge and agree that the Collateral Agent holds the Collateral for the ratable benefit of the Holders and the Trustee pursuant to the terms of the Security Documents.

      10.02. Recording and Opinions. (a) The Company will furnish to the Trustee on May 15 in each year beginning with May 15, 2004, an Opinion of Counsel, which may be rendered by internal counsel to the Company, dated as of such date, either:

            (i) (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain and perfect the Lien of the Security Documents and reciting with respect to the Liens on the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (B) stating that, in the opinion of such counsel, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve, perfect and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders and the Trustee hereunder and the rights of the Holders, the Trustee and the Collateral Agent under the Security Documents with respect to the Liens on the Collateral; or

            (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain and perfect such Lien and assignment.

      (b) The Company will otherwise comply with the provisions of TIA Section 314(b).

      10.03. Release of Collateral. (a) Subject to subsections (b), (c) and (d) of this Section 10.03, Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents or as provided hereby. Whether prior to or after the Discharge of First Lien Obligations, upon the request of the Company pursuant to an Officers' Certificate certifying that all conditions precedent hereunder have been met and without the consent of any Holder, the

Company and the Guarantors will be entitled to releases of assets included in the Collateral from the Liens securing the Notes under any one or more of the following circumstances:

            (i) if such asset is sold, transferred, leased or otherwise disposed of in a transaction that is permitted or not prohibited by (a) the "asset sale" covenant of the Credit Agreement and (b) Section 4.06;

            (ii) to enable the Company or any Guarantor to consummate any sale, lease, conveyance or other disposition of any assets or rights permitted or not prohibited under Section 4.06;

            (iii) in respect of assets to the extent they are subject to a Permitted Lien;

            (iv) if all of the stock of any Subsidiary of the Company that is pledged to the Collateral Agent is released or if any Subsidiary that is a Note Guarantor is released from its Note Guarantee (in each case, in accordance with the terms of this Indenture and the Security Documents), such Subsidiary's assets will also be released; or

            (v) pursuant to an amendment, waiver or supplement in accordance with Article IX hereof.

      Upon receipt of such Officers' Certificate, the Trustee shall, if at such time it is the Collateral Agent, or otherwise shall direct the Collateral Agent, to execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture and the Security Documents.

      (b) No Collateral may be released from the Lien and security interest created by the Security Documents pursuant to the provisions of the Security Documents unless the Officers' Certificate required by this Section 10.03 has been delivered to the Collateral Agent.

      (c) At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise) and the Trustee has delivered a notice of acceleration to the Collateral Agent, no release of Collateral pursuant to the provisions of the Security Documents will be effective as against the Holders.

      (d) The release of any Collateral from the terms of this Indenture and the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Security Documents and this Indenture. To the extent applicable, the Company will cause TIA Section 313(b), relating to reports, and TIA Section 314(d), relating to the release of property or securities from the Lien and security interest of the Security Documents, and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Security Documents, to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or approved by the Trustee and the Collateral Agent in the exercise of reasonable care.

      10.04. Certificates and Opinions of Counsel. To the extent applicable, the Company will furnish to the Trustee and the Collateral Agent, prior to each proposed release of Collateral pursuant to the Security Documents:

      (a) all documents required by TIA Section 314(d); and

      (b) an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect that such accompanying documents constitute all documents required by TIA Section 314(d) and that such release is authorized or permitted by this Indenture and the Security Documents and that all conditions precedent to such release have been satisfied.

      The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

      10.05. Certificates of the Trustee. In the event that the Company wishes to release Collateral in accordance with the Security Documents at a time when the Trustee is not itself also the Collateral Agent and have delivered the certificates and documents required by the Security Documents and Sections 10.03 and 10.04 hereof, the Trustee will determine whether it has received all documentation required by TIA Section 314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 10.04(b), will deliver a certificate to the Collateral Agent setting forth such determination.

      10.06. Authorization of Actions to Be Taken by the Trustee Under the Security Documents. Subject to the provisions of Section 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders, take, on behalf of the Holders, or direct, on behalf of the Holders, the Collateral Agent to take, all actions it deems necessary or appropriate in order to:

      (a) enforce any of the terms of the Security Documents; and

      (b) collect and receive any and all amounts payable in respect of the Obligations of the Company and the Guarantors hereunder. The Trustee will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).

      10.07. Authorization of Receipt and Distribution of Funds by the Trustee Under the Security Documents. The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

      10.08. Termination of Security Interest. The Trustee will, at the request of the Company, deliver a certificate to the Collateral Agent stating that such Obligations have been paid in full, and instruct the Collateral Agent to release the Liens securing the Obligations pursuant to this Indenture and the Security Documents upon (1) payment in full of the principal of, premium, if any, accrued and unpaid interest on the Notes and all other Obligations under this Indenture, the Note Guarantees and the Security Documents that are due and payable at or prior to the time such principal, premium, accrued and unpaid interest are paid,
(2) a satisfaction and discharge of this Indenture as described in Article VIII or (3) a legal defeasance or covenant defeasance as described in Article VIII. Upon receipt of such instruction, the Trustee, if it is the Collateral Agent, shall, or, if it is not the Collateral Agent, shall request the Collateral Agent to, execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of all such Liens.

      10.09. Trustee Serving as Collateral Agent; Amendments or Supplements to, or Replacements of, the Security Documents. (a) If the Trustee shall become the Collateral Agent, it shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Security Documents, neither the Trustee nor any of its respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Trustee shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Trustee nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct, negligence or bad faith.

      (b) The Trustee is authorized and directed to (i) if the Trustee shall become the Collateral Agent, enter into the Security Documents, (ii) bind the Holders on the terms as set forth in the Security Documents and the Holders are hereby deemed to have expressly authorized the Trustee to enter into the Security Documents on their behalf and expressly agree to be bound to the terms of the Security Documents on the terms set forth in such Security Documents and
(iii) perform and observe its obligations under the Security Documents.

      (c) If at any time following the Discharge of First Lien Obligations the Company or any Guarantor incurs Indebtedness under any Credit Facility pursuant to Section 4.03(b)(i), the Company shall deliver to the Trustee an Officers' Certificate so stating and requesting the Trustee to enter into one or more amendments or supplements to, or replacements of, the Security Documents, as applicable, establishing and setting forth the respective rights of the lenders under such new Credit Agreement and the Holders in respect of their shared Lien on the Collateral. The Trustee shall (and is hereby authorized and directed to) enter into such amendments or supplements to, or replacements of, the Security Documents, bind the Holders on the terms set forth therein, and perform and observe its obligations thereunder.

      10.10. Designations. For purposes of the provisions hereof requiring the Company to designate Indebtedness for the purposes of the term "First-Lien Credit Facilities" or any other such designations hereunder, any such designation shall be sufficient if the relevant designation is set forth in writing, signed on behalf of the Company by an Officer and delivered to the Trustee and the Collateral Agent. For all purposes hereof, the Company hereby designates the Credit Facilities provided pursuant to the Credit Agreement and the Other First-Lien Debt as "First-Lien Credit Facilities".

                                   ARTICLE XI

                                 NOTE GUARANTEES

      11.01. Note Guarantees. (a) Each Guarantor hereby jointly and severally irrevocably and unconditionally Guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Company under this Indenture (including Obligations to the Trustee), the Notes and the other Indenture Documents, whether for payment of principal of, premium, if any, interest on or in respect of the Notes and all other monetary Obligations of the Company under this Indenture, the Notes and the other Indenture Documents, whether for fees, expenses, indemnification or otherwise (all the foregoing being hereinafter collectively called the "Guaranteed Obligations"). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article XI notwithstanding any extension or renewal of any Guaranteed Obligation.

      (b) Each Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other Guarantor; or (vi) any change in the ownership of such Guarantor, except as provided in Section 11.03.

      (c) Each Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Guarantors, such that such Guarantor's obligations would be less than the full amount claimed. Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company's or such Guarantor's obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Guarantor.

      (d) Each Guarantor further agrees that its Note Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

      (e) Except as expressly set forth in Sections 8.01(b), 11.02, 11.03 and 11.07, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guaranteed Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

      (f) Each Guarantor agrees that its Note Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

      (g) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Guaranteed Obligations and (ii) accrued and unpaid interest on such Guaranteed Obligations then due and owing (but only to the extent not prohibited by law).

      (h) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of any Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article VI, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 11.01.

      (i) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 11.01.

      (j) Upon request of the Trustee, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

      11.02. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

      11.03. Releases of Note Guarantees. A Note Guarantee may be released without any action required on the part of the Trustee or any Holder as provided hereby. Whether prior to or after the Discharge of First Lien Obligations, upon the request of the Company pursuant to an Officers' Certificate certifying that all conditions precedent hereunder have been met and without the consent of any Holder, a Note Guarantee may be released under any one of the following circumstances:

      (a) if all of the capital stock of, or other equity interests in, or all or substantially all of the assets of such Guarantor is sold or otherwise disposed of (including by way of merger or consolidation) to a Person other than the Company or any Domestic Subsidiaries or (ii) if such Guarantor ceases to be a Restricted Subsidiary, and the Company otherwise complies, to the extent applicable, with Sections 4.06 and 5.01; or

      (b) if the Company designates such Guarantor as an Unrestricted
Subsidiary.

      Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such release was made by the Company in accordance with the provisions of this Indenture, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

      Any Guarantor not released from its obligations under its Note Guarantee will remain liable for the full amount of principal of, premium, if any, and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article XI.

      11.04. Successors and Assigns. This Article XI shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

      11.05. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this
Article XI shall operate as a
waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XI at law, in equity, by statute or otherwise.

      11.06. Modification. No modification, amendment or waiver of any provision of this Article XI, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

      11.07. Execution of Supplemental Indenture for Future Guarantors. Each Subsidiary which is required to become a Guarantor pursuant to Section 4.11 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit B hereto pursuant to which such Subsidiary shall become a Guarantor under this Article XI and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel and an Officers' Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Notes Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms and or to such other matters as the Trustee may reasonably request.

      11.08. Non-Impairment. The failure to endorse a Note Guarantee on any Note shall not affect or impair the validity thereof.

                                  ARTICLE XII

                                  MISCELLANEOUS

      12.01. Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this Indenture by operation of, TIA Sections 310 to 318, inclusive, such imposed duties or incorporated provision shall control.

      12.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

      if to the Company:

      Reptron Electronics, Inc.
      13700 Reptron Boulevard
      Tampa, FL 33626
      Attention:  Paul J. Plante
      if to the Trustee:

      HSBC Bank USA
      452 Fifth Avenue
      New York, NY 10018
      Attention:  Issuer Services

      The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

      Any notice or communication mailed to a Holder shall be mailed, first class mail, to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

      Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

      12.03. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

      12.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under any Indenture Document (other than a request to authenticate the Notes issued on the Closing Date in accordance with this Indenture), the Company shall furnish to the Trustee:

      (a) an Officers' Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture or any other Indenture Document, as the case may be, relating to the proposed action have been complied with; and

      (b) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

      12.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09) shall include:

      (a) a statement that the individual making such certificate or opinion has read such covenant or condition;

      (b) brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

      (c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

      (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers' Certificate or on certificates of public officials.

      12.06. When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trust Officer of the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination. Notwithstanding the foregoing, Notes that are to be acquired by the Company, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity.

      12.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

      12.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

      12.09. GOVERNING LAW. THIS INDENTURE AND THE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      12.10. No Recourse Against Others. A director, officer, employee, stockholder or member, as such, of the Company or any of the Guarantors, shall not have any liability for any obligations of the Company or any of the Guarantors under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

      12.11. Successors. All agreements of each of the Company and each Guarantor in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

      12.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

      12.13. Table of Contents; Headings. The table of contents, cross reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

      12.14. Notice of Discharge of Senior Lender Claims. The Company shall promptly notify the Trustee in writing of the occurrence of a "Discharge of Senior Lender Claims" (as such term is defined in the Intercreditor Agreement).

      IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                    REPTRON ELECTRONICS, INC.

                                    By:
                                          ------------------------------------
                                          Name:
                                          Title:


                                    HSBC BANK USA,
                                    as Trustee

                                    By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT A

                             [FORM OF FACE OF NOTE]

                            [Global Notes Legend](1)

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE TRUSTEE PURSUANT TO THIS INSTRUMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE TRUSTEE HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AND SUBORDINATION AGREEMENT, DATED AS OF __________, 2004 (AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE "INTERCREDITOR AND SUBORDINATION AGREEMENT"), AMONG REPTRON ELECTRONICS, INC., CONGRESS FINANCIAL CORPORATION (FLORIDA), AS AGENT, AND HSBC BANK USA, A NEW YORK BANKING CORPORATION, AS TRUSTEE. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AND SUBORDINATION AGREEMENT AND THIS INSTRUMENT, THE TERMS OF THE INTERCREDITOR AND SUBORDINATION AGREEMENT SHALL GOVERN.

No.________       $__________

                          Senior Secured Note due 2009

                                                                CUSIP No. ______


      Reptron Electronics, Inc., a Florida corporation, promises to pay to [Cede & Co.], or registered assigns, the principal sum [of Dollars] [listed on the Schedule of Increases or Decreases in Global Note attached hereto](2) on __________, 2009.

      Interest Payment Dates: ____________ and ________________.

      Record Dates: ______________ and _______________.

      Additional provisions of this Note are set forth on the other side of this Note.

      IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                                      REPTRON ELECTRONICS, INC.

                                      By:_______________________________________
                                      Name:
                                      Title:

Dated:

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

HSBC BANK USA,

         as Trustee, certifies
         that this is one of
         the Notes referred
         to in the Indenture.

         By:_____________________________
         Authorized Officer

----------

(1) If the Notes is to be issued in global form, add the Global Notes Legend and the attachment from Exhibit A captioned "TO BE ATTACHED TO GLOBAL NOTES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE".

(2) Use the Schedule of Increases and Decreases language if Note is in Global Form.

                         [FORM OF REVERSE SIDE OF NOTE]


                          SENIOR SECURED NOTE DUE 2009

      1. INTEREST

      Reptron Electronics, Inc., a Florida corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum of 7.0% for the period beginning on the Closing Date (as such term is defined in the Indenture referred to below) through and including January __, 2006, and at the rate of 8.0% after January __, 2006. The Company shall pay interest semiannually on January ___ and June __ of each year, commencing on June __, 2004. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from January __, 2004, until the principal hereof is paid. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

      2. METHOD OF PAYMENT

      The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the __________ or ___________ next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium and interest, in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Note (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

      3. PAYING AGENT AND REGISTRAR

      Initially, HSBC Bank USA, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Restricted Subsidiaries may act as Paying Agent, Registrar or co-registrar.

      4. INDENTURE

      The Company issued the Notes under an Indenture dated as of _____________, 2004 (the "Indenture"), among the Company, and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Note are subject to all terms and provisions of the Indenture, and Holders are referred to the Indenture and the TIA for a statement of such terms and provisions.

      The Note are senior secured obligations of the Company. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates and make asset dispositions. The Indenture also imposes limitations on the ability of the Company and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the property of the Company.

      To guarantee the due and punctual payment of the principal, premium, if any, and interest, if any, on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors have, jointly and severally, unconditionally guaranteed the Guaranteed Obligations on a senior secured basis pursuant to the terms of the Indenture.

      The Note, the Note Guarantees and all other Obligations of the Company and the Guarantors are secured on a second-priority basis by the Liens created by the Security Documents pursuant to, and subject to the terms of, the Indenture.

      5. OPTIONAL REDEMPTION

      The Notes shall be redeemable at the option of the Company, in whole or in part, on one or more occasions, on not less than 30 nor more than 60 days prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on January __ of the years set forth below:

              YEAR                           REDEMPTION PRICE
              ----                           ----------------
              2004                                 102%
              2005                                 102%
              2006                                 101%
              2007                                 101%

      6. SINKING FUND

      The Note are not subject to any sinking fund.

      7. NOTICE OF REDEMPTION

      Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his or her registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

      8. REPURCHASE OF NOTES AT THE OPTION OF HOLDERS UPON CHANGE OF CONTROL OR ASSET DISPOSITIONS

      Upon a Change of Control, any Holder of Notes will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Notes of such Holder at a purchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

      In accordance with Section 4.06 of the Indenture, the Company will be required to offer to purchase Notes upon the occurrence of certain events upon Asset Dispositions.

      9. DENOMINATIONS; TRANSFER; EXCHANGE

      The Note are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Notes not to be redeemed) or to transfer or exchange any Notes for a period of 15 days prior to a selection of Notes to be redeemed or 15 days before an interest payment date.

      10. PERSONS DEEMED OWNERS

      Except as provided in paragraph 2 hereof, the registered Holder of this Note may be treated as the owner of it for all purposes.

      11. UNCLAIMED MONEY

         If money for the payment of principal, premium or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at their written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

      12. DISCHARGE AND DEFEASANCE

      Subject to certain conditions, the Company at any time may terminate some of or all their obligations under the Notes and the Indenture if the Company deposit with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Notes to redemption or maturity, as the case may be.

      13. AMENDMENT, SUPPLEMENT AND WAIVER

      Subject to certain exceptions set forth in the Indenture, (a) the Indenture, the Notes, the Note Guarantees or the Security Documents may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes and (b) any default may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture, the Notes, the Note Guarantees or the Security Documents (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article V; (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code; (iv) to add additional Note Guarantees with respect to the Notes; (v) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; (vi) to comply with any requirement of the Commission in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA; (vii) if necessary, in connection with any addition or release of Collateral permitted under the terms of the Indenture or the Security Documents; or (viii) prior to the Discharge of First Lien Obligations, to give effect to any amendment, waiver or consent in respect of any Security Document that does not materially affect the rights of the Holders.

      14. DEFAULTS AND REMEDIES

      If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

      If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

      15. TRUSTEE DEALINGS WITH THE COMPANY

      Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

      16. NO RECOURSE AGAINST OTHERS

      A director, officer, employee, stockholder or member, as such, of the Company or any of the Guarantors, shall not have any liability for any obligations of the Company or any of the Guarantors under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

      17. AUTHENTICATION

      This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

      18. ABBREVIATIONS

      Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

      19. GOVERNING LAW

      THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      20. CUSIP NUMBERS

      The Company may have caused CUSIP numbers to be printed on the Notes and directed the Trustee to use such CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of any such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

      THE COMPANY WILL FURNISH TO ANY HOLDER OF NOTES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS NOTE.

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

      (Print or type assignee's name, address and zip code)

      (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


________________________________________________________________

Date: ________________ Your Signature: _____________________

________________________________________________________________
Sign exactly as your name appears on the other side of this Note. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

                        [TO BE ATTACHED TO GLOBAL NOTES]

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $[ ]. The following increases or decreases in this Global Note have been made:

                             Amount of decrease in        Amount of increase in
                           Principal Amount of this     Principal Amount in this       Principal Global Note
 Date of Exchange                 Global Note                  Global Note                   decrease
 ----------------                 -----------                  -----------                   --------

                       OPTION OF HOLDER TO ELECT PURCHASE

      IF YOU WANT TO ELECT TO HAVE THIS NOTE PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.06 (ASSET DISPOSITION) OR 4.08 (CHANGE OF CONTROL) OF THE INDENTURE, CHECK THE BOX:

                   ASSET DISPOSITION [ ] CHANGE OF CONTROL [ ]

      IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS NOTE PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.06 OR 4.08 OF THE INDENTURE, STATE THE AMOUNT ($1,000 OR AN INTEGRAL MULTIPLE THEREOF):

$

DATE: __________________  YOUR SIGNATURE: __________________
(SIGN EXACTLY AS YOUR NAME APPEARS
ON THE OTHER SIDE OF THE NOTE)

SIGNATURE
GUARANTEE:_______________________________________________________
SIGNATURE MUST BE GUARANTEED BY A PARTICIPANT IN A RECOGNIZED SIGNATURE GUARANTY MEDALLION PROGRAM OR OTHER SIGNATURE GUARANTOR ACCEPTABLE TO THE TRUSTEE.

                                                                       EXHIBIT B

                         FORM OF SUPPLEMENTAL INDENTURE

      SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of [date], among [GUARANTOR] (the "New Guarantor"), a subsidiary of Reptron Electronics, Inc., a Florida corporation (the "Company"), [list subsidiaries] and HSBC BANK USA, a New York banking corporation, as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H:

      WHEREAS the Company and [list subsidiaries] (collectively, the "Existing Guarantors") have heretofore executed and delivered to the Trustee an Indenture (the "Indenture") dated as of ____________, 2004, providing for the issuance of Senior Secured Notes due 2009 (the "Notes");

      WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Company's obligations under the Notes pursuant to a Note Guarantee on the terms and conditions set forth herein; and

      WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

      NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

      1. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all the Existing Guarantors, to unconditionally guarantee the Company's obligations under the Notes on the terms and subject to the conditions set forth in Article XI of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes.

      2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

      3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made by the Company and the Guarantors.

      5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

      6. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                      [NEW GUARANTOR],

                                      By:_______________________________________
                                      Name:
                                      Title:


                                      [list subsidiaries],

                                      By:_______________________________________
                                      Name:
                                      Title:


                                      HSBC BANK USA, as Trustee,



                                      By:_______________________________________
                                      Name:
                                      Title:


                                       B-2